As filed with the U.S. Securities and Exchange Commission on October 4, 2024

Registration No. 333-275155

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FG Merger II Corp.

(Exact name of registrant as specified in its charter)

Nevada	6770	86-2579471
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

104 S. Walnut Street, Unit 1A
Itasca, Illinois 60143
Tel: (847) 773-1665

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hassan R. Baqar
104 S. Walnut Street, Unit 1A,

Itasca, IL 60143
Tel: (847) 773-1665

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000	Brad L. Shiffman Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 4, 2024

8,000,000 Units

FG Merger II Corp.

FG Merger II Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Although we may acquire a business in any industry, we intend to focus our search for a target business in the financial services industry in North America.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of common stock and one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination, as described in more detail in this prospectus. We refer to the rights included in the units as “rights” or the “public rights.” The underwriters have a 45-day option from the date of this prospectus to purchase up to 1,200,000 additional units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations and on the conditions described herein. If we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at a stockholder meeting held to amend our organizational documents to extend such date, voting together as a single class), we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Our sponsor (and/or its designees) has committed to purchase from us an aggregate of (i) 190,000 units (the “private units”) at a price of $10.00 per unit, with each unit consisting of one share of common stock (the “private shares”) and one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination (each a “private right”), and (ii) 1,000,000 warrants (“$15 Exercise Price Warrants” and, together with the private units, the “private placement securities”) at a price of $0.10 per warrant, each exercisable to purchase one share of common stock at $15.00 per share, for an aggregate purchase price of $2,000,000. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The $15 Exercise Price Warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire ten years after the completion of our initial business combination or earlier upon our liquidation, as described herein.

Our initial stockholders currently own an aggregate of 2,300,000 shares of common stock (which were purchased for $25,000 and which we refer to as “founder shares”) (up to 300,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised).

If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private units (and the underlying securities) and the $15 Exercise Price Warrants (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $150,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and we will reimburse our sponsor an amount equal to $15,000 per month for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination; up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

The following table  illustrates the difference between the public offering price per unit and our net tangible book value per share, as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, which we refer to as “NTBV,” on a pro forma basis to give effect to this offering and the issuance of the private units and the $15 Exercise Price Warrants, assuming no exercise of the over-allotment option and exercise of the over-allotment option in full. NTBV excludes the effect of the consummation of our initial business combination or any related transactions or expenses. See the Section entitled “Dilution” of this prospectus for additional information.

As of June 30, 2024
Offering Price of $10.00 per unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$0.011	$5.882	$4.118	$3.923	$6.077	$1.965	$8.035	$0.006	$9.994
Assuming No Exercise of Over-Allotment Option
$0.009	$7.833	$2.167	$7.306	$2.694	$4.764	$5.236	$0.084	$9.916

Currently, there is no public market for our units, common stock or rights. We have applied to have our units listed on the Nasdaq Global Market under the symbol “[_]U” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the Nasdaq Global Market. We expect the shares of common stock and rights comprising the units to begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquity LLC informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the common stock and rights will be listed on the Nasdaq Global Market under the symbols “[_]” and “[_]R,” respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

As described in “Proposed Business — Sourcing of Potential Initial Business Combination Targets” and “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. There may be actual or potential material conflicts of interest (direct and indirect) between the sponsor, its affiliates, or promoters as one group, and purchasers in the offering as another group in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within 24 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the founder shares and private rights may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates. See the section titled “Summary – Sourcing of Potential Initial Business Combination Targets,” “Proposed Business – Sourcing of Potential Initial Business Combination Targets” on page 84,“Management — Conflicts of Interest” on page 113, “Managaement – Executive Officer and Director Compensation” on page 116,” “Certain Relationships and Related Party transactions” on page 127, “Description of Securties – Private Units,” on page 130, “Description of Securities – Working Capital Loan Units,”on page 130, “Description of Securities – Founder Shares” on page 133, “Description of Securities – $15 Exercise Price Warrants” on page 134, and “Description of Securities – Registration Rights Agreement,” and “Risk Factors – Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination” on page 53 for more information.

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
FG Merger Investors II LLC	2,000,000 shares of common stock(1)	$25,000
	190,000 private units(1)	$1,900,000
	Up to $150,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.
	1,000,000 $15 Exercise Price Warrants	$100,000
	$15,000 per month	Office space, administrative and support services
	Up to $1,500,000 in working capital loans may be convertible into private units at a price of $10.00 per unit	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.
FG Merger Investors II LLC Larry G. Swets, Jr. Hassan R. Baqar D. Kyle Cerminara Andrew B. McIntyre Scott D. Wollney Richard E. Govignon	Anti-dilution protection for an aggregate of 2,300,000 founder shares in order to maintain the percentage of the founder shares at 20% of the outstanding shares of the combined company upon consummation of an initial business combination, as described in this prospectus	Issuance of additional shares of common stock to the holders of the founder shares

(1)	Assumes no exercise of the over-allotment option and the full forfeiture of 300,000 shares that are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised.

Because our initial stockholders acquired the founder shares at a nominal price of $0.01, our public stockholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. Further, in the case that additional shares of common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial stockholders prior to the initial business combination at 20.0% of the issued and outstanding shares of common stock upon the consummation of the initial business combination (not including shares of common stock underlying the rights, $15 Exercise Price Warrants, private units, Underwriter Units or EarlyBird Units) (after giving effect to any redemptions of shares of common stock by public stockholders), including the total number of shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or rights exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsor paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 2,300,000 founder shares, or approximately $0.01 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.” Public stockholders will experience additional dilution from the issuance of the private shares (including private shares underlying private units issued upon conversion of working capital loans). Further, upon conversion of the private rights and the exercise of the $15 Exercise Price Warrants, we will issue an aggregate of 1,009,500 shares of common stock (assuming no exercise of the over-allotment option). Additional shares may be issued upon exercise of any private rights underlying private units issued upon conversion of working capital loans. The assumed exercise of the $15 Exercise Price Warrants would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. As a result, the compensation to be paid and securities issued to the sponsor, its affiliates, and promoters, may result in a material dilution of the equity interests of public stockholders.

Investing in our securities involves a high degree of risk. See “Summary – The Offering – Founder Shares,” “Summary –The Offering – Private units and underlying securities,” “Summary –The Offering – $15 Exercise Price Warrants,” “Risk Factors” and “Certain Relationships and Related Party Transactions”. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Without Over-allotment Option	With Over-allotment Option
Initial public offering price	$10.00	$80,000,000	$92,000,000
Underwriting discounts and commissions(1)	0.10	$750,000	$870,000
Proceeds to us, before expenses	$9.90	$79,250,000	$91,130,000

(1)	The underwriter will be entitled to an underwriting discount equal to the lesser of (i) 1% of the gross proceeds of this offering and (ii) an amount equal to $750,000 plus 1% of the gross proceeds from the sale of the over-allotment units. In addition to the cash compensation set forth herein, we have agreed to issue to the underwriters units equaling 0.5% of the units sold in this offering, or 40,000 units, or up to 46,000 units if the underwriters’ over-allotment option is exercised in full, each consisting of one share of common stock and one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination (the “Underwriter Units”), in a private placement to be completed concurrently with the consummation of this offering. Except with respect to certain registration rights and transfer restrictions, the Underwriter Units will be identical to the public units sold in this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement securities described in this prospectus, $80,000,000, or $92,000,000 if the underwriters’ over-allotment option is exercised in full (approximately $10.00 per unit in each case), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $750,000 (or $870,000 if the over-allotment option is exercised in full) in underwriting commissions payable upon the closing of this offering and an aggregate of $1,250,000 (or $1,130,000 if the over-allotment option is exercised in full) to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about         , 2024.

ThinkEquity

The date of this prospectus is           , 2024

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“approved extension” are to an extension of the date by which we must complete our initial business combination as approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at a stockholder meeting held to amend our organizational documents to extend such date, voting together as a single class;

●	“directors” are to our current directors;

●	“founder shares” are to shares of our common stock initially purchased by our sponsor in a private placement;

●	“Fundamental Global” are to Fundamental Global, LLC, a private holding company, including its privately-held subsidiaries and affiliates;

●	“initial stockholders” are to our sponsor and any other holders of our founder shares immediately prior to this offering;

●	“management” or our “management team” are to our executive officers, directors and our senior advisor;

●	“NASDAQ” are to the Nasdaq Stock Market LLC;

●	“private placement” are to the private placement to our sponsor (and/or its designees) of the private units and the $15 Exercise Price Warrants that will occur simultaneously with this offering.

●	“private placement securities” are to the private units (including the underlying private shares and private rights) and the $15 Exercise Price Warrants (including the underlying shares of common stock);

●	“private rights” are to the rights sold as part of the private units;

●	“private shares” are to the shares of common stock sold as part of the private units;

●	“private units” are to the units issued to our sponsor (and/or its designees) in a private placement simultaneously closing with the closing of this offering, with each private unit consisting of one private share and one right to receive one-twentieth (1/20) of a private share upon the consummation of an initial business combination;

●	“public rights” refer to the rights which are being sold as part of the units in this offering;

●	“public shares” are to shares of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public stockholders” are to the holders of our public shares, including our initial stockholders and management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” will only exist with respect to such public shares;

●	“sponsor” are to FG Merger Investors II LLC, a Nevada limited liability company formed for the purpose of acting as the sponsor in connection with this offering and the sponsor conducts no other business; [_____] is the managing member of the sponsor, and each of [_____], [____] and [____] owns limited membership interests in our sponsor;

●	“Underwriter Rights” are to the rights issued as part of the Underwriter Units;

●	“Underwriter Shares” are to the shares of common stock issued as part of the Underwriter Units;

●	“Underwriter Units” are to the units issued to ThinkEquity LLC, the representative of the underwriters of this offering, in a private placement simultaneously with the closing of this offering;

●	“we,” “us,” “company,” “Company” or “our company” are to FG Merger II Corp., a Nevada corporation;

●	“$15 Exercise Price Warrants” are to the 1,000,000 warrants purchased by our sponsor at a price of $0.10 per warrant, each exercisable to purchase one share of common stock at $15.00 per share.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

GENERAL

We are a newly organized blank check company formed as a Nevada corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Throughout this prospectus we will refer to this as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

We intend to prioritize combinations where we see significant opportunity for attractive risk adjusted investor returns driven by the dynamics of a public listing. Although we will not limit our search to any particular geography or industry, we will concentrate our efforts on identifying businesses in the financial services industry in North America. Since our team has experience and contacts in many different industries within and outside financial services, if we find a quality combination in an industry outside of financial services, we may choose to pursue that combination. We believe we can capitalize on the network and ability of our management team to identify, acquire, and manage a business. We intend to find a combination that can benefit from our experience, support infrastructure, and differentiated global network.

BUSINESS STRATEGY

The transformation from privately held to publicly listed can be a catalyst for acceleration in value creation for a company and its stockholders. Access to public market capital, PIPE investments, public company status, and the currency of publicly traded shares are a few of the many benefits this transformation creates. Quality management teams utilize these benefits to drive value creation. We will prioritize our search to find targets that we believe will derive an acceleration in value creation and attractive returns from these benefits.

Potential targets exhibit a broad range of business models and financial characteristics. From innovative and/or disruptive, high growth companies, to mature businesses with recurring revenues, solid profitability, and strong cash flows. We will seek to acquire established businesses that we believe are fundamentally sound and would benefit from a public listing. We will prioritize our search where we believe our financial, operational, technological, strategic and/or managerial expertise can maximize value.

Successful innovation and/or disruption can bring outsized growth and consolidation opportunities as new products and services are adopted by the marketplace. Opportunities for successful innovation can exist in both mature organizations and earlier-stage companies. We will look at earlier-stage companies that exhibit the potential to change the industries in which they participate, and which offer the potential of sustained high levels of revenue growth with an articulated path to profitability. We will also look for mature organizations in a broader group of sectors that are experiencing changes in this new era of the American business landscape.

While we will not limit our search to any business segment, we will focus on financial services. Our team has significant experience in operating and investing in successful financial services companies. We believe we are well positioned to develop a compelling opportunity set of potential merger targets.

Key industry characteristics include potential or historical long-term organic growth, growth through consolidation, and attractive competitive dynamics. Key business characteristics include a strong management team, high barriers to entry, and public market-ready scale. Key financial metrics include revenue growth, recurring revenues, and strong cash flow conversion.

Consistent with our focus, we intend to target financial services businesses that have strong management teams, differentiated products or services, potential or historical growth and an identified pathway to long-term profitability. We believe that the extensive networks of our management team, board of directors and advisors will deliver access to a broad spectrum of opportunities across financial services and other sectors. In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

OUR MANAGEMENT TEAM

We will seek to capitalize on the financial services experience and contacts of our management team. Our management team includes Larry Swets, Jr., our Chief Executive Officer, Hassan R. Baqar, our Chief Financial Officer, D. Kyle Cerminara, Andrew B. McIntyre, Scott D. Wollney and Richard E. Govignon, members of our board of directors, and Ndamukong Suh and M. Wesley Schrader, our Senior Advisor.

Our management team is comprised of finance and investment and merchant banking leaders with senior level transactional experience with a variety of experience and expertise in capital markets, asset management, financial product development, FinTech, insurance, InsureTech, entertainment, real estate, data and analytics, semiconductors, telecom, cleantech, healthcare, and oil and gas as well as experience as investors and entrepreneurs. Our management team has completed numerous going-public, mergers and acquisitions and financing transactions. Our team also has extensive experience in operating public and private financial services companies, serving on both public and private company boards of directors, including financial institutions and insurance companies, strong knowledge and experience in financial, legal and regulatory matters, initial public offerings, and private equity and venture capital.

We believe that these networks of contacts and relationships will provide us with an important source of potential initial business combination targets. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon the closing of this offering, members of our management team will communicate with these networks of relationships to articulate the parameters for our search for a target business and a potential business combination and begin the process of pursuing and reviewing promising leads.

Larry G. Swets, Jr.

has served as our Chief Executive Officer since inception . Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles. Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets is founder and President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries since August 2018. Mr. Swets served as Chief Executive Officer and a director of FG Acquisition Corp. (TSX: FGAA.U) since October 2021, a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Swets serves as Execurive Chairman of Saltire Capital Ltd. (TSX: SLT). Mr. Swets has served as Chief Executive Officer of FG Merger III Corp. since September 2023, a special purpose acquisition companies in the process of completing its initial public offerings; and as Head of Merchant Banking of Fundamental Global Inc. (formerly FG Financial Group Inc.) (Nasdaq: FGF) since February 2024. Mr. Swets has serves as senior advisor to Aldel Financial II Inc. since August 2024, a special purpose acquisition companies in the process of completing its initial public offerings. Mr. Swets is a member of the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry since June 2016, and Ascension Illinois Foundation since March 2018

Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. Mr. Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021. Mr. Swets also served as Chief Executive Officer of Fundamental Global Inc. (formerly FG Financial Group Inc.) from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of Fundamental Global Inc. (formerly FG Financial Group Inc.) from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Hassan R. Baqar has served as our Chief Financial Officer since inception. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also served as Chief Financial Officer of Aldel Financial II Inc., a special purpose acquisition company in the process of completing its initial public offering, as Chief Financial Officer of FG Merger III Corp, a special purpose acquisition company in the process of completing its initial public offering, since September 2023, as Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of Fundamental Global Inc. (formerly FG Financial Group, Inc. (NASDAQ: FGF)), which operates as a reinsurance and asset management holding company, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and is focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry from August 2019 to December 2021 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, as a director of FG Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020, as director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company since October 2022, and as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023. Mr. Baqar served as a Director, Secretary and Chief Financial Officer of FG Acquisition Corp. (TSX: FGAA.U) from October 2021 to September 2024, a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Baqar serves as Chief Financial Officer of Saltire Capital Ltd. (TSX: SLT).

Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Financial Group, Inc. (Nasdaq: FGF) from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

D. Kyle Cerminara has served as our Chairman since October 2023. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012 and serves as its Chief Executive Officer.

Mr. Cerminara is a member of the board of directors of a number of companies focused in the reinsurance, asset management, technology and communication sectors, including Fundamental Global, Inc. (NASDAQ: FGF) (formerly known as FG Financial Group, Inc. and as 1347 Property Insurance Holdings, Inc.), which operates as a reinsurance and asset management company, since December 2016; Strong Global Entertainment, Inc. (NYSE American: SGE), a leader in the entertainment industry providing mission critical products and services to cinema exhibitors and entertainment venues, since March 2022; and Firefly Systems Inc., a venture-backed digital advertising company, since August 2020. Mr. Cerminara has served as the Chairman and President since the founding of FG Communities, Inc. in July 2022. FG Communities is a corporation created to preserve and improve affordable housing through ownership and management of manufactured housing communities. Mr. Cerminara served as the Chairman of the board of directors of FG Acquisition Corp. (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. Saltire Capital Ltd. (TSX: SLT) and was renamed. Since September 2024, Mr. Cerminara serves as a director of Saltire Capital Ltd.

Mr. Cerminara served as a director of FG Group Holdings Inc., a holding company with diverse business activities focused on serving the entertainment and retail markets that merged with Fundamental Global, Inc. in February 2024, from February 2015 until February 2024; he served as its Chairman from May 2015 until February 2024; and he previously served as its Chief Executive Officer from November 2015 through April 2020. Mr. Cerminara has served as the Chairman of Strong Global Entertainment, Inc. since March 2022. Mr. Cerminara was appointed Chairman of Fundamental Global, Inc. in May 2018 and served as its Principal Executive Officer from March 2020 to June 2020, and has served as its Chief Executive Officer since its merger with FG Group Holdings, Inc. in February 2024. Mr. Cerminara served as a director of BK Technologies Corporation (NYSE American: BKTI) from July 2015 through December 2023, and served as its Chairman from July 2022 through December 2023 and previously from March 2017 until April 2020. From February 2022 to August 2023, Mr. Cerminara served as a Senior Advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. From April 2021 to December 2021, Mr. Cerminara served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which merged with Hagerty Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. He served on the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was appointed Chairman from June 2018 to June 2021; Limbach Holdings, Inc. (NASDAQ: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (NASDAQ: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.

Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price (NASDAQ: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an Analyst at Legg Mason from 2000 to 2001.

Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Scott D. Wollney has served as our director since October 2023. Since March 30, 2015, Mr. Wollney has served as a director of Fundamental Global Inc. (“FGF”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”) (OTC: AFHIF), a holding company whose business has been primarily specialty commercial automobile insurance. Since November 2023, Mr. Wollney has served as a director of FG Merger III Corp., special purpose acquisition companies in the process of completing initial public offerings. From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (KAI), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at insurance companies and managing general agencies, as well as brokerage operations. Mr. Wollney is a MBA graduate of Northwestern University’s Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.

Dr. Richard E. Govignon, Jr was appointed to the Board of Directors of FG Merger II Corp in October 2023. Dr. Govignon, 46, has been a Partner of Dnerus Financial, a family asset management company, since June 2021.  Dr. Govignon is an experienced corporate director/trustee in the U.S. and Canada with broad exposure to numerous industries.  Dr. Govignon serves as a director of the board of Fundamental Global Inc. (Nasdaq: FGF), a reinsurance and asset management holding company focused on collateralized and loss-capped reinsurance and merchant banking since December 2021. Dr. Govignon has been a director of Strong Global Entertainment, Inc. (NYSE: SGE), a corporation focused on supplying screens and providing technical support services to the cinema exhibition industry, theme parks, and other entertainment-related markets since January 2022. From April 2022 to September 2024, Dr. Govignon also served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Dr. Govignon serves a director of Saltire Capital Ltd. Dr. Govignon is also a member of the board of directors of B-Scada, Inc. (OTC: SCDA), a company developing software and hardware products since June 2021. Dr. Govignon served as a member of the board of directors of GreenFirst Forest Products, Inc. (TSXV: GFP), a public company focused on forest product investments, from January 2019 to December 2021. Dr. Govignon also served as a Trustee of the StrongVest ETF Trust (US: CWAI) that, invested in a diversified portfolio of corporate bonds with varying maturities and equity securities from 2017 to 2019. Dr. Govignon has worked in the healthcare and pharmaceutical industry in various management and pharmacy positions for over 20 years, most recently with ShopRite Pharmacy since 2022 and previously with CVS Health Corporation (2022-2019 and from 2013-2017), with Acme Markets Inc. (2017-2019) and Rite Aid Corporation (2001-2013). Dr. Govignon received a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the University of the Sciences in Philadelphia. We believe Dr. Govignon's managerial experience and his experience in investing and financial analysis make him qualified to serve on our Board of Directors.

Andrew B. McIntyre serves as our Director since October 2023. Mr. McIntyre is Managing Director of Segwin Consulting Ltd., a consultancy specializing in M&A advisory and strategy development and execution.  From November 2021 to September 2024, Mr. McIntyre also served as a director and audit committee member of the FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. McIntyre serves as a director of Saltire Capital Ltd. Since November 2023 Mr. McIntyre has served as a director of FG Merger III Corp., special purpose acquisition companies in the process of completing initial public offerings.  Mr. McIntyre served as Director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to December 2021.  During his tenure as a director of GreenFirst Forest Products, Inc., Mr. McIntyre also served as a member of its audit committee.  From July 2022 through December 2023, Mr. McIntyre was Senior Advisor at Deloitte LLP.  Mr. McIntyre served Sofina Foods Inc. as Senior Vice President, Finance from September 2019 to June 2022.  From October 2016 to August 2019, Mr. McIntyre served Samuel, Son & Co. Limited in the role of Vice President, Corporate Development.  Previously, Mr. McIntyre was Vice President, Corporate Development at Vicwest Inc.  Mr. McIntyre has served on the Boards of Directors of Burloak Technologies Inc., Pre-Insulated Metal Technologies Inc., BBi Enterprises Inc., MDS Capital Company and the Orthopaedic & Arthritic Institute.  Mr. McIntyre’s formal designations include ICD.D., Chartered Financial Analyst, Master of Business Administration from the Schulich School of Business and P. Eng

M. Wesley Schrader has served as our senior advisor since October 2023. Mr. Schrader has over 25 years of experience encompassing both non-executive and executive roles. Mr. Schrader founded Waverider Partners LLC, an advisory and investment firm, in 2021 and has served as its managing member since inception. Mr. Schrader co-founded FC Logistics LLC, a privately held company, in April 2024 and has served as its CEO since inception.  Mr. Schrader founded Capital MW LLC, a management consulting firm, in 2008 and has served as its managing member since inception. Mr. Schrader served as Chief Executive Officer and Director of FG Merger Corp. from January 2022 to August 2023. Mr. Schrader also served as Senior Advisor from January 2022 to December 2022 to Columbine Logging, Inc. d/b/a Columbine Corporation, a privately held company, where he served as Chief Executive Officer from March 2018 to December 2021.

Previously, Mr. Schrader has held various executive and management positions, primarily focused on corporate development and finance. Mr. Schrader holds a Bachelor of Science in Electrical Engineering from Valparaiso University, a Master of Business in Administration from the University of Denver, and a Master of Science in Finance from the University of Denver.

 Ndamukong Suh has been a Senior Advisor to FG Merger II Corp since October 2023. Mr. Suh is an independent private investor and holds ownership interests in several real estate development projects across Michigan, Nebraska, Oregon and Colorado. Mr. Suh is the Founder and a director of the Suh Family Foundation. He is also a professional athlete and was a member of the Philadelphia Eagles of the National Football League (“NFL”) during 2022. He previously was with the NFL’s Tampa Bay Buccaneers from 2019 to 2022, becoming a Superbowl champion in February 2021, Los Angeles Rams from 2018 to 2019, Miami Dolphins from 2015 to 2017 and Detroit Lions from 2010 to 2014. He has served on the Board of Directors of FG Group Holdings, Inc (NYSE American: FGH), a holding company with diverse business interests since January 2016. Mr. Suh serves as a member of the Board of Advisors of Ember Technologies, a privately held manufacturer and designer of patented temperature adjustable dishware and drinkware. Mr. Suh holds a Bachelor’s degree in Engineering focused on Construction Management from the University of Nebraska.

Prior SPAC Experience

Our Chief Executive Officer, Mr. Swets, served as senior advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Swets also served as the Chief Executive Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Swets is currently the Chief Executive Officer of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO, and is senior advisor to Aldel Financial II, Inc., a special purpose acquisiton company in process of completing its IPO.

Our Chief Financial Officer and Secretary, Mr. Baqar, served as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. In addition, Mr. Baqar also served as Chief Financial Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT), as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, as Chief Financial Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar is currently the Chief Financial Officer of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO, and is also Chief Financial Officer of Aldel Financial II, Inc., a special purpose acquisiton company in process of completing its IPO.

Our director, D. Kyle Cerminara, served as a senior advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. He previously served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Cerminara also served as director and president of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Cerminara is currently a director and a Chairman of the Board of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

Our director, Dr. Richard E. Govignon, served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Mr. Govignon is currently a director of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

Our director, Andrew B. McIntyre, served as a director FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Mr. McIntyre is currently a director of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

Our senior advisor, M. Wesley Schrader, served as Chief Executive Officer and a director of FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. Mr. Schrader is currently a senior advisor of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

Our senior advisor, M. Nadamukong Suh also serves as a senior advisor of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

The following table sets forth information regarding the extensions and redemption levels in connection with such extensions or business combination for each SPAC in which our management team has participated:

	Extensions			Business Combination
Name of SPAC	Date	Redemptions		Date	Redemptions
Aldel Financial Inc. (1)			%			%
FG Acquisition Corp. (2)			%			%
FG New America Acquisition Corp. (3)			%			%
FG Merger III Corp. (4)			%			%
FG Merger Corp. (5)			%			%
1347 Capital Corp. (6)			%			%
Aldel Financial II Inc. (7)

(1)

Aldel Financial Inc. (“Aldel I”) consummated a business combination with The Hagerty Group, LLC (“Hargerty”) on December 2, 2021, eight months following the closing the Aldel I initial public offering on April 12, 2021. Under the business combination agreement, Aldel I agreed to acquire all of the limited liability equity interests of Hagerty for $3.0 billion in aggregate consideration (subject to certain adjustments). In connection with the closing of the Aldel I business combination, Aldel issued an aggregate of 70,385,000 shares of Aldel I common stock and an aggregate of 12,669,300 warrants to purchase shares of Aldel I common stock for an aggregate purchase price of $703,850,000 in a PIPE transaction that closed simultaneously with the closing of the business combination.

(2)	FG Acquisition (“FGAC”) consummated a business combination with Strong/MDI Screen Systems, Inc. on September 25, 2024, twenty nine months following the closing the FGAC initial public offering on April 5, 2022. The aggregate consideration received by the Strong/MDI Screen Systems, Inc. stockholders was based on a pre-transaction equity value of $30,000,000. In connection with the closing of the FGAC business combination, FGAC issued 433,559 common shares for an aggregate purchase price of $4,300,000 in a PIPE transaction that closed simultaneously with the closing of the business combination.
(3)

FG New America Acquisition Corp. (“FGNA”) consummated a business combination with Opportunity Financial, LLC (“Oppfi”) on July 20, 2021, fifteen months following the closing the FGNA initial public offering on October 2, 2020. The aggregate value of the consideration paid to the members of Oppfi in the business combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the business combination agreement, consisting of: (i) cash consideration in the amount of $91,646,050, equal to the cash remaining in FGNA’s trust account as of immediately prior to the closing and (i) 96,987,093 in shares of FGNA.

(4)	FG Merger III Corp. is in the process of completing its initial public offering.
(5)

FG Merger Corp. (“FGMC”) consummated a business combination with iCoreConnect Inc. on August 25, 2023, seventeen months following the closing the FGMC initial public offering on March 1, 2022. The aggregate consideration received by the iCoreConnect Inc. stockholders was based on a pre-transaction equity value of $98,000,000, which was paid in shares of FGMC common stock. On August 14, 2023, FGMC entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among FGMC, Old iCore and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”). In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser purchased the lesser of (a) 1.5 million shares of FGMC common stock and (b) such number of shares of FGMC common stock as not to exceed 9.9% of the total number of shares of FGMC common stock to be outstanding from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report.

(6)

1347 Capital Corp. (“1347 Capital”) consummated a business combination with Limbach Holdings LLC (“Limbach Holdings”) on July 20, 2021, twenty four months following the closing the 1347 Capital initial public offering on July 21, 2014. In connection with the closing, 1347 Capital paid to the holders of membership interests and options to acquire membership interests of Limbach Holdings consideration comprised of (a) $33 million in cash, (b) 2,200,005 shares of 1347 Capital common stock, (c) 1,000,006 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $11.50 per share, and (d) 666,670 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $12.50 per share. In addition, pursuant to the terms of the merger agreement, 1347 Capital issued and sold to 1347 Investors LLC 400,000 newly issued shares of Class A preferred stock for $10,000,000.

(7)	Aldel Financial II Inc. is in the process of completing its initial public offering.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. See “Risk Factors — As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” on page 34 for additional information. The high level of competition may negatively impact the acquisition terms we are able to negotiate because, among other things, attractive target companies will be able to demand higher purchase prices and more favorable closing conditions, including minimum cash required in the trust account at closing or PIPE financing requirements and board designation rights with respect to the combined company.

BUSINESS COMBINATION CRITERIA

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire companies within industries that exhibit strong characteristics including, but not limited to, the following:

●	Public market-ready scale;

●	Strong management team;

●	Recurring revenues;

●	High barrier to entry;

●	Long-term organic growth;

●	Consolidation opportunities to scale;

●	Attractive competitive dynamics;

●	Differentiated products or services; and

●	Strong cash flow conversion.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

INITIAL BUSINESS COMBINATION

We will have until 24 months from the closing of this offering (or such later date pursuant to an approved extension) to consummate our initial business combination. If we do not complete our initial business combination within the completion window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us (i) for working capital purposes (but not to exceed $1,000,000 annually), and/or (ii) to pay our tax obligations, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the rights included in the private units will expire worthless.

NASDAQ rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted). Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors.

If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post- transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

SOURCING OF POTENTIAL INITIAL BUSINESS COMBINATION TARGETS

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, the members of our management team and our directors and advisors have developed a broad network of contacts and corporate relationships around the world, which includes private equity firms, venture capitalists and entrepreneurs. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, members of our management team have developed contacts derived directly from serving on the boards of directors of several public and private companies.

This network has provided our management team with a flow of referrals, which in the past has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that this network will provide us with multiple investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention by various unaffiliated sources, including participants in our targeted markets and their advisors, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm stating that such an initial business combination is fair to our company from a financial point of view.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the completion window, the founder shares and private placement securities may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of the members of our management team may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination. See “Management — Conflicts of Interest” for additional information.

The low price that our sponsor, officers, directors and senior advisors (directly or indirectly) paid for the founder shares creates an incentive whereby our management team could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders.If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private units (and the underlying securities) and the $15 Exercise Price Warrants (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $150,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and we will reimburse our sponsor an amount equal to $15,000 per month for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination; up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
FG Merger Investors II LLC	2,000,000 shares of common stock(1)	$25,000
	190,000 private units(1)	$1,900,000
	Up to $150,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.
	1,000,000 $15 Exercise Price Warrants	$100,000
	$15,000 per month	Office space, administrative and support services
	Up to $1,500,000 in working capital loans may be convertible into private units at a price of $10.00 per unit	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.
FG Merger Investors II LLC Larry G. Swets, Jr. Hassan R. Baqar D. Kyle Cerminara Andrew B. McIntyre Scott D. Wollney Richard E. Govignon	Anti-dilution protection for an aggregate of 2,300,000 founder shares in order to maintain the percentage of the founder shares at 20% of the outstanding shares of the combined company upon consummation of an initial business combination, as described in this prospectus	Issuance of additional shares of common stock to the holders of the founder shares

(1)	Assumes no exercise of the over-allotment option and the full forfeiture of 300,000 shares that are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised.

Because our initial stockholders acquired the founder shares at a nominal price of $0.01, our public stockholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. Further, in the case that additional shares of common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial stockholders prior to the initial business combination at 20.0% of the issued and outstanding shares of common stock upon the consummation of the initial business combination (not including shares of common stock underlying the rights, $15 Exercise Price Warrants, private units, Underwriter Units or EarlyBird Units) (after giving effect to any redemptions of shares of common stock by public stockholders), including the total number of shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or rights exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsor paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 2,300,000 founder shares, or approximately $0.01 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.” Public stockholders will experience additional dilution from the issuance of the private shares (including private shares underlying private units issued upon conversion of working capital loans). Further, upon conversion of the private rights and the exercise of the $15 Exercise Price Warrants, we will issue an aggregate of 1,009,500 shares of common stock (assuming no exercise of the over-allotment option). Additional shares may be issued upon exercise of any private rights underlying private units issued upon conversion of working capital loans. The assumed exercise of the $15 Exercise Price Warrants would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. As a result, the compensation to be paid and securities issued to the sponsor, its affiliates, and promoters, may result in a material dilution of the equity interests of public stockholders.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Initial Stockholders(1)	2,000,000	19.63%	$25,000	0.03%	$0.0125
Private Shares	190,000	1.87%	1,900,000	2.32%	$10
Public Stockholders	8,000,000	78.51%	80,000,000	97.65%	$10
	10,190,100	100.00%	$81,925,000	100.00%

(1) Assumes that 300,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and officers, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, other than the companies named under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

Mr. Baqar and Mr. Swets are, respectively, the Chief Financial Officer and Chief Executive Officer of FG Merger II Corp. and FG Merger III Corp., both of which are special purpose acquisiton companies in the process of completing their IPOs. In addition, our sponsor and our officers and directors or any of their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than FG Merger II Corp. and FG Merger III Corp., which are special purposes acquisition companies affiliated with our Chief Financial Officer, Mr. Swets, our Chief Financial Officer, Mr. Baqar, and our directors, D. Kyle Cerminara, Dr. Richard E. Govignon, Scott D. Wollney and Andrew B. McIntyre, and Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. While there is no formal commitment to proceed in this manner, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre to the extent that they are presented with opportunities that could benefit a SPAC, plan to give the first suitable transaction opportunity to this company and the second suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre are involved in any other subsequent blank check companies in the future, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre plan to give priority with respect to transaction opportunities first to this company and second to FG Merger III Corp. While there is no formal commitment to proceed in this manner, Mr. Baqar, to the extent that he is presented with opportunities that could benefit a SPAC, plans to give the first suitable transaction opportunity to Aldel Financial II Inc., the second suitable transaction opportunity to this company and the third suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mr. Baqar is involved in any other subsequent blank check companies in the future, Mr. Baqar plans to give priority with respect to transaction opportunities first to Aldel Financial II Inc., second to this company and third to FG Merger III Corp. Our sponsor is not involved in a fiduciary capacity with, nor has any contractual obligations to, any other special purpose acquisition company (including FG Merger II Corp., FG Merger III Corp. and Aldel Financial II Inc.). Other than as specified above, while there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. We expect this company to have priority with respect to such acquisition opportunities because our goal is to complete a business combination with a strong target company and build a track record which includes the successful completion of our initial business combination before turning to other potential opportunities in the market for subsequently formed special purpose acquisition companies. As a result of the foregoing, we do not believe that any potential conflicts from our management team’s other business or investment ventures would materially affect our ability to complete our initial business combination.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination.

However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Additional Financing

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of PIPE transactions or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing stockholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our initial stockholders, directors or officers or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or stockholders is required to provide any financing to us in connection with or after our initial business combination.

CORPORATE INFORMATION

Our executive offices are located at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143, and our telephone number is (847) 773-1665. We intend to maintain a corporate website at www.[_].com following the consummation of this offering.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” in this prospectus.

Securities offered

8,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination.

Proposed NASDAQ symbols	Units: “[_]U” Common stock: “[_]” Rights: “[_]R”

Trading commencement and separation of shares of common stock and rights	The units are expected to begin trading on or promptly after the date of this prospectus. The shares of common stock and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquityLLC (“ThinkEquity”) informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and rights. We will not issue fractional shares. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination.

Separate trading of the common stock and rights is prohibited until we have filed a Current Report on Form 8-K	In no event will the common stock and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over- allotment option.

Units:

Number outstanding before this offering	0

Number of private units to be issued in a private placement simultaneously with this offering	190,000(1)

Number of underwriter units to be issued in a private placement simultaneously with this offering	40,000(2)

Number of units to be issued to EarlyBirdCapital, Inc. simultaneously with this offering	7,500(3)

Number of units to be outstanding after this offering	8,237,500(4)

Common stock:

Number of shares outstanding before this offering	2,300,000(5)

Number of shares to be outstanding after this offering	10,237,500(3)(6)

Rights:

Number of shares issuable under rights outstanding before this offering	0

Number of shares issuable under rights to be outstanding after this offering	411,875(8)

Warrants:

Number of warrants outstanding before this offering	0

Number of warrants to be outstanding after this offering	1,000,000(3)(7)

(1) Represents the issuance to our sponsor (and/or its designees) of 190,000 private units in a private placement to be completed concurrently with the consummation of this offering.

(2) Represents the issuance to the underwriters of 40,000 units, each consisting of one share of common stock and one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination (the “Underwriter Units”), in a private placement to be completed concurrently with the consummation of this offering. Excludes the issuance of an additional 6,000 Underwriter Units if the underwriters’ over-allotment option is exercised in full. Except as described herein, the Underwriter Units are identical to the units issued in this offering.

(3) EarlyBirdCapital, Inc. is acting as a financial advisor to the Company and will receive 7,500 units (the “EarlyBird Units”) at Closing as part of its compensation.

(4) Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 300,000 founder shares by our initial stockholders for no consideration.

(5) Includes up to 300,000 founder shares that will be forfeited by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised.

(6) Consists of (i) 8,000,000 public shares, (ii) 2,000,000 founder shares, (iii) 190,000 private shares underlying the private units, (iv) 40,000 shares of common stock underlying the Underwriter Units (the “Underwriter Shares”), and (v) 7,500 shares of common stock underlying the EarlyBird Units (the “EarlyBird Shares”).

(7) Consists of 1,000,000 $15 Exercise Price Warrants to be sold in private placement occurring simultaneously with the closing of this offering.

(8) Consists of (i)  public rights convertible into 400,000 shares, (ii)  private rights convertible into 9,500 shares, (iii) Underwriter Rights convertible into 2,000 shares, and (iv)  EarlyBird Rights convertible into 375 shares.

Terms of Rights:	Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-twentieth (1/20) of one share of common stock upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-twentieth (1/20) of one share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Founder shares and anti-dilution rights:	On October 6, 2023, our sponsor paid $25,000 in exchange for 2,156,250 founder shares, or approximately $0.012 per share. On October 18, 2023, the sponsor transferred an aggregate of 465,000 founder shares to members of the Company's management,board of directors and senior advisors, resulting in the sponsor holding 1,691,250 founder shares. On [_], 2024, we issued a dividend of approximately 0.07 founder shares for every issued and outstanding founder share , or an aggregate of 143,750 founder shares (the “Dividend Shares”), resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares. On [_], 2024, our directors, officers and senior advisors transferred 31,000 Dividend Shares to the sponsor. On [_], 2024, the sponsor transferred an aggregate of 150,000 founder shares to officers of the Company, resulting in the Sponsor holding 1,685,000 founder shares. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 9,200,000 units if the underwriters’ over- allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the shares of common stock underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants or the shares of common stock underlying the units issuable upon conversion of working capital loans). Up to 300,000 of the founder shares will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment option is not exercised. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial stockholders at 20.0% of our issued and outstanding common stock upon the consummation of this offering (not including the shares of common stock underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants or the shares of common stock underlying the units issuable upon conversion of working capital loans). In the case that additional shares of common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial stockholders prior to the initial business combination at 20.0% of the issued and outstanding shares of common stock upon the consummation of the initial business combination (not including shares of common stock underlying the rights, $15 Exercise Price Warrants, private units, Underwriter Units or EarlyBird Units) (after giving effect to any redemptions of shares of common stock by public stockholders), including the total number of shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or rights exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:

• the founder shares are subject to certain transfer restrictions, as described in more detail below;

• the founder shares are entitled to registration rights;

• the founder shares are subject to anti-dilution protection in order to maintain the percentage of the founder at 20% of the outstanding shares of the combined company upon consummation of an initial business combination, as described in this prospectus; and

• our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our initial stockholders and the underwriters have agreed to vote their founder shares, private shares and Underwriter Shares, as applicable, and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to the founder shares, the private shares and the Underwriter Shares, we would need 329,376, or approximately 4.12%, of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and a quorum is present at the meeting). In the event that the over-allotment option is exercised and a quorum is present at the meeting, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 399,876, or approximately 4.35%, of the 9,200,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the Underwriter Shares are voted in favor of the transaction) in order to have our initial business combination approved.

Transfer restrictions on founder shares and the private placement securities

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Securities”. In addition, we could agree to permit the holders of our founder shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up.

The private placement securities (including the shares of common stock underlying the private units and private rights contained therein) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Securities”.

Assuming no liquidation, merger, share exchange, reorganization or other similar transaction takes place, lock-ups on the founder shares and private placement securities would expire as follows:

Founder Shares	Private Placement Securities, Underwriter Units and Advisory Units
(i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination	30 days after the completion of the business combination, provided, however, that the Underwriter Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules

During the period commencing on the date of this prospectus and ending 180 days after such date, the initial stockholders shall not, without the prior written consent of ThinkEquity LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any units, shares of common stock (including, but not limited to, founder shares), rights or any securities convertible into, or exercisable, or exchangeable for, shares of common stock owned by it, him or her, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any units, shares of common stock (including, but not limited to, founder shares), rights or any securities convertible into, or exercisable, or exchangeable for, shares of common stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise

The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Voting Rights	Holders of record of our common stock (including the founder shares) will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote except as required by law.

Private units and underlying securities	Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 190,000 private units at $10.00 per unit for an aggregate purchase price of $1,900,000. The private units are identical to the units sold in this offering except that the private units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination. A portion of the purchase price of the private units will be added to the proceeds from this offering and the private placement of the $15 Exercise Price Warrants to be held in the trust account such that at the time of closing $80,000,000 (or $92,000,000 if the underwriters exercise their over- allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), the private units (and the underlying securities) will expire worthless. However, upon separation, the private units will be separated into 190,000 private shares and (ii) 9,500 private rights which will result in the issuance of up to an additional 9,500 private shares unpon consummation of an initial business combination. The private units will therefore, upon consummation of an initial business combination, lead to the issuance of an aggregate of 199,500 shares of common stock. Any such issuances would dilute the interests of our stockholders.

$15 Exercise Price Warrants

Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 1,000,000 $15 Exercise Price Warrants in a private placement that will close simultaneously with the closing of this offering. A portion of the purchase price of the $15 Exercise Price Warrants will be added to the proceeds from this offering and the private placements of the private placement securities to be held in the trust account such that at the time of closing of this offering $80,000,000 (or $92,000,000 if the underwriters exercise their over- allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), the $15 Exercise Price Warrants will expire worthless. However, once the $15 Exercise Price Warrants become exercisable, if our sponsor exercises such warrants by paying the cash exercise price, then we could issue 1,000,000 shares of common stock. Any such issuance would dilute the interests of our stockholders.

The $15 Exercise Price Warrants will be non- redeemable and will be exercisable on a cashless basis.

Underwriter Units and underlying securities

We have agreed to issue to the underwriters 40,000 units, or up to 46,000 units if the underwriters’ over-allotment option is exercised in full at the closing of this offering. The Underwriter Units are identical to the units sold in this offering except that the Underwriter Units and the underlying shares (i) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination and (ii) will be entitled to registration rights.

The underwriters have agreed to (i) waive their redemption rights with respect to their Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). In addition, the underwriters have agreed to vote any Underwriter Shares held by them in favor of our initial business combination.

Transfer restrictions on Underwriter Units and underlying securities	The Underwriter Units (including the underlying Underwriter Rights, the Underwriter Shares and the shares of common stock issuable upon conversion of the Underwriter Rights) will not be transferable, assignable or salable until the completion of our initial business combination. Following such period, the Underwriter Units (including the Underwriter Rights the Underwriter Shares and the shares of common stock issuable upon conversion of the Underwriter Rights) will be transferable, assignable or salable, except that the Underwriter Units will not trade.

Proceeds to be held in trust account

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private placement securities be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement securities described in this prospectus, $80,000,000, or $92,000,000 if the underwriters’ over-allotment option is exercised in full (approximately $10.00 per unit in each case), will be deposited into a segregated trust account located in the United States at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, after deducting $750,000 (or $870,000 if the over-allotment option is exercised in full) in underwriting commissions payable upon the closing of this offering and an aggregate of $1,250,000 (or $1,130,000 if the over-allotment option is exercised in full) to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

Except with respect to interest earned on the funds held in the trust account that may be released to us (i) for working capital purposes (but not to exceed $1,000,000 annually) and/or (ii) to pay our tax obligations, the proceeds from this offering and the sale of the private placement securities will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and/or to redeem our public shares in connection with an amendment to our amended and restated articles of incorporation, as described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $[_] per year, assuming an interest rate of [_]% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account (up to $1,000,000 annually for working capital purposes) and:

• the net proceeds of this offering and the sale of the private placement securities not held in the trust account, which initially will be approximately $141,500 (or $21,500 if the over-allotment option is exercised in full) in working capital after the payment of approximately $1,108,500 (whether or not the underwriters overallotment option is exercised) in expenses relating to this offering; and

• any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon the completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units.

Ability to extend time to complete an initial business combination sources

We have until the end of the completion window to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend the date by which we must consummate our initial business combination. If we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the completion window, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Unless and until we complete our initial business combination no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our income taxes, and/or to redeem our public shares in connection with an amendment to our amended and restated certificate of incorporation, as described above. The proceeds held in the trust account may only be held as cash or in an interest bearing demand deposit account at a bank, or invested in direct U.S. government treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. government treasury obligations.

Unless and until we complete our initial business combination, we may pay our expenses only from:

• the net proceeds of this offering and the sale of the private placement securities not held in the trust account; and

• any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units.

Conditions to completing our initial business combination	NASDAQ rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted. Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a seeking stockholder approval or conducting a tender offer, as applicable.

If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private units (and the underlying securities) and the $15 Exercise Price Warrants (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $150,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and we will reimburse our sponsor an amount equal to $15,000 per month for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination; up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

Permitted purchases of public shares and public rights by our affiliates	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NASDAQ rules. However, our initial stockholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public rights in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, initial stockholders, directors, executive officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction. The purpose of any such purchases of shares could be tosatisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the completion of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our common stock or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public stockholders upon the completion of our initial business combination	We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share (whether or not the underwriters exercise their over-allotment option). There will be no redemption rights upon the completion of our initial business combination with respect to our rights. Our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares they hold and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions	We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination (regardless of whether a stockholder votes on the proposed transaction (and regardless of whether a stockholder votes for, votes against, or abstains with respect to the transaction, if the stockholder elects to vote) or (ii) without a stockholder vote by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. So long as we obtain and maintain a listing for our securities on NASDAQ we will be required to comply with NASDAQ’s stockholder approval rules.

The requirement that we provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated articles of incorporation and will apply whether or not we maintain our registration under the Exchange Act or our listing on NASDAQ. Such provisions may be amended if approved by holders of 65% of our common stock entitled to vote thereon. If we amend such provisions of our amended and restated articles of incorporation, we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a stockholder meeting.

If we provide our public stockholders with the opportunity to redeem their public shares in connection with a stockholder meeting, we will:

• conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted (or such greater number of shares as is required by applicable law) are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Shares of common stock held by our initial stockholders and holders of the Underwriter Shares will count towards this quorum and our initial stockholders, sponsor, officers and directors and the underwriters have agreed to vote any founder shares, private shares and Underwriter Shares they hold and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 329,376, or approximately 4.12%, of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the Underwriter Shares are voted in favor of the transaction) in order to have our initial business combination approved (assuming the over-allotment option is not exercised and a quorum is present at the meeting). In the event that the over-allotment option is exercised and a quorum is present at the meeting, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 399,876, or approximately 4.35%, of the 9,200,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the Underwriter Shares are voted in favor of the transaction) in order to have our initial business combination approved. These voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will:

• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

• file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any purchases of shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements.

We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares. Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote	Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon the completion of our initial business combination,” to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post- transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our amended and restated articles of incorporation provide that we will have only 24 months from the closing of this offering (or such later date pursuant to an approved extension) to complete our initial business combination. If we are unable to complete our initial business combination within such 24 month, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our public rights, which will expire worthless if we fail to complete our initial business combination within the 24 month time period.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain stockholder approval to extend the completion window, our sponsor’s investment in our founder shares, private units and the $15 Exercise Price Warrants will be worthless.

Our initial stockholders and holders of the Underwriter Shares have entered into agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. However, if our initial stockholders or management team or the holders of the Underwriter Shares acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24 month time frame.

Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares, subject to the limitations described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking stockholder approval of such proposal, and in connection therewith, provide our public stockholders with the redemption rights described above upon stockholder approval of such amendment.

Limited payments to insiders

There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account.

• Repayment of up to an aggregate of $150,000 in loans made to us by our sponsor to cover offering- related and organizational expenses;

• Payment to our sponsor of $15,000 per month for office space, secretarial and administrative services provided to members of our management team;

• Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

• Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Audit Committee	We will establish and maintain an audit committee. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of interest	Our officers and directors presently and in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. In addition, our officers, [_] and [_], and directors, [_] and [_], are members of our sponsor and own membership interests of our sponsor. The remaining membership interests are held by third party investors that are not affiliated with members of our management.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and officers, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, other than the companies named under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

Mr. Baqar and Mr. Swets are, respectively, the Chief Financial Officer and Chief Executive Officer of FG Merger III Corp., which is special purpose acquisiton company in the process of completing its IPO. Our directors, D. Kyle Cerminara, Dr. Richard E. Govignon, Scott D. Wollney and Andrew B. McIntyre, are also directors of FG Merger III Corp. In addition, Mr. Baqar serves as the Chief Financial Officer of Aldel Financial II Inc., which is a special purpose acquisiton company in the process of completing their IPO. Our sponsor and our officers and directors or any of their affiliates may also sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than FG Merger II Corp. and FG Merger III Corp., which are special purposes acquisition companies affiliated with our Chief Financial Officer, Mr. Swets, our Chief Financial Officer, Mr. Baqar, and our directors, D. Kyle Cerminara, Dr. Richard E. Govignon, Scott D. Wollney and Andrew B. McIntyre, and Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. While there is no formal commitment to proceed in this manner, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre to the extent that they are presented with opportunities that could benefit a SPAC, plan to give the first suitable transaction opportunity to this company and the second suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre are involved in any other subsequent blank check companies in the future, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre plan to give priority with respect to transaction opportunities first to this company and second to FG Merger III Corp. While there is no formal commitment to proceed in this manner, Mr. Baqar, to the extent that he is presented with opportunities that could benefit a SPAC, plans to give the first suitable transaction opportunity to Aldel Financial II Inc., the second suitable transaction opportunity to this company and the third suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mr. Baqar is involved in any other subsequent blank check companies in the future, Mr. Baqar plans to give priority with respect to transaction opportunities first to Aldel Financial II Inc., second to this company and third to FG Merger III Corp. Our sponsor is not involved in a fiduciary capacity with, nor has any contractual obligations to, any other special purpose acquisition company (including FG Merger II Corp., FG Merger III Corp. and Aldel Financial II Inc.). Other than as specified above, while there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. We expect this company to have priority with respect to such acquisition opportunities because our goal is to complete a business combination with a strong target company and build a track record which includes the successful completion of our initial business combination before turning to other potential opportunities in the market for subsequently formed special purpose acquisition companies. As a result of the foregoing, we do not believe that any potential conflicts from our management team’s other business or investment ventures would materially affect our ability to complete our initial business combination.

Our officers and directors presently and in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity.

In light of the involvement of our sponsor, executive officers, and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, or directors. Such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors.

Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” As discussed in this prospecus, our amended and restated certificate of incorporation will contain a waiver of the corporate opportunity doctrine. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. Such affiliated entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Business Combination Criteria” and such transaction was approved by a majority of our independent and disinterested directors.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The nominal price of $0.01 per share ($25,000 in aggregate) that our sponsor, executive officers, and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers, and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. In addition, while the private placement securities are identical to the securities sold in this offering, subject to certain limited exceptions as described in this prospectus, the $15 Exercise Price Warrants will be non-redeemable and exercisable on a cashless basis. As a result, the sponsor may profit at times when an unaffiliated security holder cannot profit, such as when the public warrants are called for redemption or if the sponsor chooses to utilize the cashless exercise option under circumstances where the public warranholders cannot exercise on a cashless basis. If we are unable to complete our initial business combination within the completion window, the founder shares and private placement securities may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of the members of our management team may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

RISKS

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

A brief summary of some of the risk factors that make an investment in us speculative or risky include:

•	Whether we will be able to complete our initial business combination;

•	Whether we will be successful in retaining or recruiting, or making changes required in, our officers, key employees or directors following our initial business combination;

•	How much time our officers and directors allocate to us and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

•	Whether we will need to obtain additional financing to complete our initial business combination;

•	Whether there is a sufficient pool of prospective target businesses for us to acquire, given competition;

•	Whether our officers and directors are able to generate a number of potential investment opportunities;

•	Whether our securities are delisted from NASDAQ prior to our business combination or an inability to have our securities listed on NASDAQ following a business combination;

•	The fact that we may have limited liquidity in our securities;

•	The fact there has not previously been a market for our securities; and

•	Our financial performance following our business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Business and Structure

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the State of Nevada with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our stockholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination if the business combination would not require stockholder approval under applicable law or stock exchange listing requirement. Except for as required by applicable law or stock exchange requirement, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Even if we seek stockholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if a majority of our public stockholders do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our initial stockholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Our initial stockholders will own 20% of our outstanding common stock immediately following the closing of this offering (not including the shares of common stock underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants, or the units issuable upon conversion of working capital loans). Our initial stockholders and management team also may from time to time purchase common stock prior to our initial business combination. Our amended and restated articles of incorporation provides that, if we seek stockholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. As a result, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 329,376, or approximately 4.12%, of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the Underwriter Shares are voted in favor of the transaction) in order to have our initial business combination approved (assuming the over-allotment option is not exercised and a quorum is present at the meeting). In the event that the over-allotment option is exercised and a quorum is present at the meeting, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 399,876, or approximately 4.35%, of the 9,200,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the Underwriter Shares are voted in favor of the transaction) in order to have our initial business combination approved. Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our initial stockholders and management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 24 months after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and complete our initial business combination within 24 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. Additionally, events such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases may negatively impact businesses we may seek to acquire. It may also have the effect of heightening many of the other risks described in this ‘‘Risk Factors’’ section, such as those related to the market for our securities and cross-border transactions.

If we have not completed our initial business combination within 24 months after the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law.

If we seek stockholder approval of our initial business combination, our sponsor, initial stockholders, directors, executive officers, advisors and their affiliates may elect to purchase shares or public rights from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NASDAQ rules. However, other than as expressly stated herein, our initial stockholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public rights in such transactions. Such purchases may include a contractual acknowledgment that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the completion of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our common stock or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy materials or tender offer documents, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Manner of Conducting Redemptions.”

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies has changed in recent years. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms.

Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

We may engage our underwriters or one or more of their affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive a deferred underwriting fee only upon the successful completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage our underwriters or one or more of their affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay our underwriters or one or more of their affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with our underwriters or any of their affiliates and no fees or other compensation for such services will be paid to our underwriters or any of their affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering. Our underwriters are also entitled to receive a deferred underwriting fee that is conditioned on the successful completion of an initial business combination. Our underwriters or their affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), subject to applicable law and as further described herein. In addition, if our plan to redeem our public shares if we are unable to complete an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) is not completed for any reason, compliance with Nevada law may require that we submit a plan of dissolution to our then-existing stockholders .for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 24 months from the closing of this offering (or such later date pursuant to an approved extension) before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of rights will not have any right to the proceeds held in the trust account with respect to the rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement securities are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will be listed on the Nasdaq Global Market, we will be exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our common stock, you will lose the ability to redeem all such shares in excess of 15% of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our public rights will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement securities, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a stockholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our public rights will expire worthless.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account and less any interest earned thereon that is released to us (i) for working capital purposes (but not to exceed $1,000,000 annually) and/or (ii) to pay our tax obligations) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate, and you will only be entitled to receive your pro rata portion of the funds in the trust account. If NASDAQ delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of the offering, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only approximately $141,500 (or $21,500 if over-allotment option is exercised in full) will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, and the amount we are permitted to withdraw annually for working capital purposes (not to exceed $1,000,000) from interest earned on the funds held in the trust account, will be sufficient to allow us to operate for at least the 24 months following such closing; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $1,108,500 (whether or not the underwriters overallotment option is exercised), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,108,500 (whether or not the underwriters overallotment option is exercised), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon the completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive an estimated $10.00 per share, or possibly less, on our redemption of our public shares, and our rights will expire worthless.

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by stockholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement securities, in the amount of $80,000,000 (assuming the underwriter’s over-allotment option is not exercised), may only be invested in direct U. S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay income taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public stockholders are entitled to receive their pro- rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $80,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any stockholders or rights holders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders or rights holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per- share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. The underwriters of this offering as well as our registered independent public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations.

As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination or force us to abandon our efforts to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

• restrictions on the nature of our investments; and

• restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

• registration as an investment company;

• adoption of a specific form of corporate structure; and

• reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless it can qualify for an exclusion, a company must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

The SEC recently provided guidance that the determination of whether a special purpose acquisition company, like us, is an “investment company” under the Investment Company Act is a facts and circumstances determination requiring individualized analysis and depends on a variety of factors, including a SPAC’s duration, asset composition, business purpose and activities, and “is a question of facts and circumstances” requiring individualized analysis. When applying these factors to us we do not believe that our principal activities will subject us to the Investment Company Act. To this end, the Company was formed for the purpose of completing an initial business combination with one or more businesses. Our business will be focused on identifying and completing an initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, we do not plan to buy businesses or assets with a view to resale or profit from their resale and we do not plan to buy unrelated businesses or assets or to be a passive investor. In addition, the proceeds held in the trust account will only be held as cash or in an interest bearing demand deposit account at a bank, or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Pursuant to the investment management trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds in this manner, and by focusing our directors’ and officers’ time toward, and operating our business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the trust account will be intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as described above, we may be deemed to be subject to the Investment Company Act. Notwithstanding that we have limited our activities as described above, we could nevertheless be considered to be operating as an unregistered investment company. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination, and instead be required to liquidate the trust account and may be required to change our operations or wind down our operations. In which case, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our rights would expire worthless.

If we were deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the trust account. If we are required to liquidate the trust account, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our rights would expire worthless. On the liquidation of our trust account, our public stockholders may receive only approximately $10.00, or less in certain circumstances, and our rights will expire worthless. Changes in laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to rules and regulations enacted by various national, regional and local governing bodies, including for example, the SEC, and to new and evolving regulatory measures under applicable law. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly and our efforts to comply with such new and evolving laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention, In addition, these changes could have a material adverse effect on our business, investments and results of operations.

On January 24, 2024, the SEC adopted a series of new rules, effective as of July 1, 2024, relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; (iv) amendments to the financial statement requirements applicable to business combination transactions involving SPACs; and (v) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. A failure to comply with applicable laws or regulations and any subsequent changes, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under Nevada law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) may be considered a liquidating distribution under Nevada law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more). Any action or suit must be commenced within two years after the dissolution if the plaintiff knew or should have known the underlying facts on or before the dissolution, or within three years after the date of dissolution in all other cases.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) is not considered a liquidating distribution under Nevada law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 11.380 of the NRS, the statute of limitations for claims of creditors against stockholders could be three years after the plaintiff knew or should have known the underlying facts.

Provisions in our amended and restated articles of incorporation and Nevada law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares of common stock and could entrench management.

Our amended and restated articles of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include:

•	the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities;

•	a staggered board of directors; and

•	the fact that prior to the completion of our initial business combination only holders of our founder shares, which have been issued to our sponsor, are entitled to vote on the appointment of directors.

All of these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Nevada law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Provisions in our amended and restated articles of incorporation and Nevada law may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated articles of incorporation will require, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our amended and restated articles of incorporation or bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or bylaws; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, then any other state district court located in the State of Nevada shall be the exclusive forum for such action. In the event that no state district court in the State of Nevada has jurisdiction over any such action, then a federal court located within the State of Nevada shall be the exclusive forum for such action. Notwithstanding the foregoing, our amended and restated articles of incorporation will provide that this exclusive provision forum will not apply to suits arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court (either in the State of Nevada or otherwise) may determine that this provision is either unenforceable or inapplicable to a particular claim due to choice-of-law considerations. To the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Risks Relating to Completing a Business Combination

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors. Our amended and restated articles of incorporation prohibit us from effectuating a business combination with another blank check company or similar company with nominal operations. Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence.

Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders or rights holders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders or rights holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. The past performance of our management team or their respective affiliates is not a guarantee of either: (i) success with respect to any business combination we may consummate; or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of any future performance.

Our sponsor has the ability to remove itself as the Company’s sponsor or to substantially reduce its interests in the Company before identifying a business combination, which may result in change in the strategy and focus of our Company in pursuing a business combination.

Our sponsor may surrender or forfeit, transfer or exchange our founder shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. In addition, the members of our sponsor could, with the permission of the sponsor’s managing member, transfer their membership interests in the sponsor, thereby transferring control of our sponor to a third party. Through the forgoing means, our sponsor may remove itself as the Company’s sponsor, substantially reduce its interests in the Company, or have its control transferred to a third party before we identify a business combination. Any such reduction of the interests of our sponsor in the securities of the Company or transfer of sponsor interests may lead to the sponsor’s managing member no longer having voting power and control over the affairs of the Company in pursuing a business combination. This could also result in a change to our management team, acquisition strategy and criteria and our industry focus without shareholders having the ability to consider the merits of a change in the management team.

Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation or governmental investigations unrelated to our business affairs could materially impact our ability to consummate an initial business combination.

Members of our management team and companies with which they are affiliated have been, and in the future will continue to be, involved in a wide variety of business affairs, including transactions, such as sales and purchases of businesses, and ongoing operations. As a result of such involvement, members of our management and companies with which they are affiliated in past have been, and may in the future continue to be, involved in civil disputes and litigation and governmental investigations relating to their business affairs unrelated to our company which may progress. Given our management’s extensive involvement in financial services, asset management, insurance and other regulated industries, those civil disputes, litigation and governmental investigations could involve FINRA, SEC and/or state regulatory bodies and could result in settlements where parties are named publicly. Any such claims, investigations or settlements may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our rights will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm which is a member of FINRA or from a valuation or appraisal firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional shares of common stock or shares of preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue additional shares of common stock at the time of our initial business combination as a result of the anti-dilution provisions contained in the letter agreement among us and our initial stockholders. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 4,000,000 shares of preferred stock, par value $0.0001 per share.

Immediately after this offering, there will be 89,762,500 (assuming that the underwriters have not exercised their over-allotment option and the forfeiture of 300,000 founder shares) authorized but unissued shares of common stock, available for issuance which amount does not take into account shares reserved for issuance upon conversion of outstanding rights. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.

We may issue a substantial number of additional shares of common stock or shares of preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our amended and restated articles of incorporation provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering (or such later date pursuant to an approved extension), or (y) amend the foregoing provisions. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a stockholder vote.

In the case that additional shares of common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial stockholders prior to the initial business combination at 20.0% of the issued and outstanding shares of common stock upon the consummation of the initial business combination (not including shares of common stock underlying the rights, $15 Exercise Price Warrants, private units, Underwriter Units or EarlyBird Units) (after giving effect to any redemptions of shares of common stock by public stockholders), including the total number of shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or rights exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination. Any such issuance would result in the issuance of additional shares to the initial stockholders unless they waive their anti-dilution rights.

The issuance of additional shares of common stock or shares of preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if shares of preferred stock are issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our units, common stock and/or rights;

•	may make us a less attractive target and thereby make it more difficult for us to complete an initial business combination; and

•	may impact our ability to complete a financing in connection with our initial business combination or the price at which such financing may be completed.

We may issue shares of our common stock to investors in connection with our initial business combination at a price which is less than the prevailing market price of our of common stock at that time.

In connection with our initial business combination, we may issue shares of common stock to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share, or at a price which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity and to complete the business combination. Such arrangements result in costs particular to the business combination process that would not generally be incurred in a traditional IPO. Such agreements may be structured in a way intended to ensure a return on investment to the investor in return for funds facilitating the completion of the business combination. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. If we are not able to secure such financing and there are significant redemption from our trust account, it is possible that we might not be able to complete an initial business combination. In addition, any issuance of common stock in connection with a PIPE transcation or similar financing would result in the issuance of additional shares our initial stockholders as a result of the anti-dilution protections of the founder shares, unless the initial stockholders waive their anti-dilution rights. If the initial stockholders do not waive their anti-dilution rights the issuance of additional shares could make it more difficult to complete the proposed financing or make the terms of such financing less favorable to us.

The grant of registration rights to our initial stockholders and holders of our $15 Exercise Price Warrants, private units, Underwriter Units and EarlyBird Units may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the shares of common stock into which founder shares are convertible, holders of our private placement securities and their permitted transferees can demand that we register the private placement securities and the common stock issuable upon exercise of the $15 Exercise Price, holders of units that may be issued upon conversion of working capital loans may demand that we register such units or the underlying securities issuable upon conversion of such units and holders of the Underwriter Units and the EarlyBird Units can demand, as applicable, that we register the Underwriter Shares and the EarlyBird Shares, the Underwriter Rights, the EarlyBird Rights and the shares of common stock underlying the Underwriter Rights and the EarlyBird Rights.

We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the shares of common stock owned by our initial stockholders, holders of the $15 Exercise Price Warrants, holders of the private shares, holders of the private rights, holders of the Underwriter Units, holders of the EarlyBird Units or holders of our working capital loans or their respective permitted transferees are registered.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our rights will expire worthless.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors and our senior advisor. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the closing of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Nevada law.

We may have a limited ability to assess the management of a prospective target business which may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders or rights holders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon the completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and our officers and directors are, and in the future may become, affiliated with such entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. Our officers and directors presently and any in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

Our officers and directors presently and in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. In addition, our officers, [_] and [_], and directors, [_] and [_], are members of our sponsor and own membership interests of our sponsor. The remaining membership interests are held by third party investors that are not affiliated with members of our management.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and officers, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, other than the companies named under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

Mr. Baqar and Mr. Swets are, respectively, the Chief Financial Officer and Chief Executive Officer of FG Merger III Corp., which is special purpose acquisition company in the process of completing its IPO. Our directors, D. Kyle Cerminara, Dr. Richard E. Govignon, Scott D. Wollney and Andrew B. McIntyre, are also directors of FG Merger III Corp. In addition, Mr. Baqar serves as the Chief Financial Officer of Aldel Financial II Inc., which is a special purpose acquisiton company in the process of completing their IPO.  Our sponsor and our officers and directors or any of their affiliates may also sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than FG Merger II Corp. and FG Merger III Corp., which are special purposes acquisition companies affiliated with our Chief Financial Officer, Mr. Swets, our Chief Financial Officer, Mr. Baqar, and our directors, D. Kyle Cerminara, Dr. Richard E. Govignon, Scott D. Wollney and Andrew B. McIntyre, and Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. While there is no formal commitment to proceed in this manner, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre to the extent that they are presented with opportunities that could benefit a SPAC, plan to give the first suitable transaction opportunity to this company and the second suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre are involved in any other subsequent blank check companies in the future, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre plan to give priority with respect to transaction opportunities first to this company and second to FG Merger III Corp. While there is no formal commitment to proceed in this manner, Mr. Baqar, to the extent that he is presented with opportunities that could benefit a SPAC, plans to give the first suitable transaction opportunity to Aldel Financial II Inc., the second suitable transaction opportunity to this company and the third suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mr. Baqar is involved in any other subsequent blank check companies in the future, Mr. Baqar plans to give priority with respect to transaction opportunities first to Aldel Financial II Inc., second to this company and third to FG Merger III Corp. Our sponsor is not involved in a fiduciary capacity with, nor has any contractual obligations to, any other special purpose acquisition company (including FG Merger II Corp., FG Merger III Corp. and Aldel Financial II Inc.). Other than as specified above, while there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. We expect this company to have priority with respect to such acquisition opportunities because our goal is to complete a business combination with a strong target company and build a track record which includes the successful completion of our initial business combination before turning to other potential opportunities in the market for subsequently formed special purpose acquisition companies. As a result of the foregoing, we do not believe that any potential conflicts from our management team’s other business or investment ventures would materially affect our ability to complete our initial business combination.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. Certain of our directors and officers formed and are also actively engaged in FG Merger III Corp. and Aldel Financial II Inc., special purpose acquisition companies that are in the process of completing their initial public offerings as of the date of this prospectus, and may present additional conflicts of interest in pursuing an acquisition target and determining whether an identified target is appropriate for us, FG Merger III Corp. or Aldel Financial II Inc. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers and Directors.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Nevada law and we or our stockholders might have a claim against such individuals for infringing on our stockholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Business Combination Criteria” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On October 6, 2023, our sponsor paid $25,000 to cover certain of our offering costs in exchange for 2,156,250 founder shares, or approximately $0.012 per share. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 founder shares to members of the Company's management,board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 founder shares. On [_], 2024, we issued a dividend of approximately 0.07 founder shares for every issued and outstanding founder share, or an aggregate of 143,750 founder shares (the “Dividend Shares”), resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares. On [_], 2024, our directors, officers and senior advisors transferred 31,000 Dividend Shares to the sponsor. On [_], 2024, the sponsor transferred an aggregate of 150,000 founder shares to officers of the Company, resulting in the Sponsor holding 1,685,000 founder shares. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued.

The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 9,200,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the shares of common stock underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants or the units issuable upon conversion of working capital loans). Up to 300,000 of the founder shares will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment is exercised. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor (and/or its designees) has committed to purchase 1,000,000 $15 Exercise Price Warrants that will also be worthless if we do not complete our initial business combination. In addition, our sponsor (and/or its designees) has committed to purchase an aggregate of 190,000 private units, consisting of one private share and one private right, that will also be worthless if we do not complete our initial business combination. Our initial stockholders and members of our board of directors could make a substantial profit (approximately $18,750,000  with respect to the founder shares if the founder shares were to be sold at $10.00 per share and assuming the underwriters do not exercise their overallotment option) after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24 month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement securities, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement securities will provide us with $80,141,500 (or $92,021,500 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post- transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders or rights holders do not agree.

Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares in connection with such initial business combination, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their rights agreements. We cannot assure you that we will not seek to amend our amended and restated articles of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.

In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their rights agreements. For example, special purpose acquisition companies have amended the definition of business combination and increased redemption thresholds and extended the time to consummate an initial business combination. Amending our amended and restated articles of incorporation will require the approval of holders of 65% of our common stock and, solely with respect to any amendment to the terms of the rights or any provision of the rights agreement, 50% of the number of the then outstanding rights. In addition, our amended and restated articles of incorporation requires us to provide our public stockholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete an initial business combination within 24 months of the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination. If we seek to extend the time to consummate an initial business combination, we will be required to offer our stockholders the right to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account in connection with a stockholder vote relating to such extension. We cannot assure you that if we seek such extension that we will be able to maintain our NASDAQ listing following such redemptions.

The provisions of our amended and restated articles of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated articles of incorporation to facilitate the closing of an initial business combination that some of our stockholders may not support.

Our amended and restated articles of incorporation provide that any of its provisions related to pre- business combination activity (including the requirement to deposit proceeds of this offering and the private placements of $15 Exercise Price Warrants and the private units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. If we amend such provisions of our amended and restated articles of incorporation, we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a stockholder meeting (regardless of whether a stockholder votes on the proposed amendment and regardless of whether a stockholder votes for, votes against, or abstains with respect to the proposed amendment, if the stockholder elects to vote). In all other instances, our amended and restated articles of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the NRS or applicable stock exchange rules. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the shares of common stock underlying the public rights, the Underwriter Units, the EarlyBird Units, the private units, the $15 Exercise Price Warrants, and units issuable upon conversion of working capital loans), may participate in any vote to amend our amended and restated articles of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated articles of incorporation which govern our pre- business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated articles of incorporation.

Our initial stockholders, executive officers and directors have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares.

Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers or directors for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Certain agreements related to this offering may be amended without stockholder approval.

Each of the agreements related to this offering to which we are a party, other than the rights agreement and the investment management trust agreement, may be amended without stockholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our initial stockholders, sponsor, officers, directors and holders of the Underwriter Units; the registration rights agreement among us and our initial stockholders; the $15 Exercise Price Warrants purchase agreement between us and our sponsor; the private units purchase agreement between us and our sponsor; and the administrative services agreement among us, our sponsor and an affiliate of our sponsor. These agreements contain various provisions that our public stockholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, $15 Exercise Price Warrants, private units and other securities held by our initial stockholders, sponsor, officers and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial stockholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement securities. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all.

To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the completion of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post- transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. These financing transactions are designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing stockholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. In addition, any issuance of common stock in connection with the additional financing would result in the issuance of additional shares our initial stockholders as a result of the anti-dilution protections of the founder shares, unless the initial stockholders waive their anti-dilution rights. If the initial stockholders do not waive their anti-dilution rights the issuance of additional shares could make it more difficult to complete the proposed financing or make the terms of such financing less favorable to us. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our rights will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own 20% of our issued and outstanding common stock (assuming they do not purchase any units in this offering and excluding the shares of common stock underlying the public rights, the Underwriter Units, the EarlyBird Units, the private units, the $15 Exercise Price Warrants and the units issuable upon conversion of any working capital loans). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated articles of incorporation. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional common stock in the aftermarket or in privately negotiated transactions, this would increase their control.

Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the closing of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert substantial influence at least until the completion of our initial business combination.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

The Sponsor is not controlled by and it does not have substantial ties with a non-U.S. person. [_], the manager of the Sponsor, is a U.S. citizen. We do not expect the Company to be considered a “foreign person” under the regulations administered by CFIUS. However, if our initial business combination with a U.S. business is subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business, FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our stockholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If we cannot complete our initial business combination by the time specified in our amended and restated articles of incorporation because the review process drags on beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our public stockholders may only receive an amount per share that will be determined by when we liquidate, and our rights will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

The Excise Tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination and hinder our ability to consummate an initial business combination and decrease the amount of funds available for distribution in connection with a liquidation.

The Inflation Reduction Act of 2022, which, among other things, imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “Excise Tax”), subject to certain exceptions. If applicable, the amount of the Excise Tax is generally 1% of the aggregate fair market value of any stock repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. The Biden administration has proposed increasing the Excise Tax rate from 1% to 4%; however, it is unclear whether such a change will be enacted and, if enacted, how soon it could take effect.

Because we are a Nevada corporation and our securities will trade on Nasdaq following the date of this prospectus, we will be subject to the Excise Tax with respect to any redemptions (including redemptions in connection with an extension vote or the initial business combination). Whether and to what extent we would be subject to the Excise Tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the structure of a business combination (including the timing of any domestication), (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of final regulations and other additional guidance from the U.S. Department of the Treasury (the “Treasury”). On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations.

Any Excise Tax that becomes payable as a result of any redemptions of our common stock (or other shares into which such common stock may be converted) would be payable by us and not by the redeeming holder. To the extent the Excise Tax is applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of the Excise Tax. Consequently, the Excise Tax may make a transaction with us less appealing to potential business combination targets. Finally, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination, particularly an initial business combination in which substantial PIPE issuances are not contemplated.

On December 27, 2022, the U.S. Department of Treasury released Notice 2023-2, which provides taxpayers with interim guidance on the Excise Tax that may be relied upon until the IRS issues proposed Treasury regulations on such matter. Furthermore, Notice 2023-2 includes as one of its many exceptions to the Excise Tax, a distribution in complete liquidation of a “covered corporation” to which Section 331 of the Code applies (so long as Section 332(a) of the Code also does not apply). Consequently, we would not expect the Excise Tax to apply if there is a complete liquidation of our public shares under Section 331 of the Code. Nonetheless, we are not permitted to use the proceeds placed in the trust account and the interest earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act on any redemptions or stock buybacks by our company.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

Risks Relating to Our Securities

Our sponsor paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 2,300,000 founder shares, or approximately $0.01 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the share of common stock and none to the rights included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the rights included in the units, the private units, the $15 Exercise Price Warrants, the EarlyBird Units or the Underwriter Units and the other public stockholders will incur an immediate and substantial dilution of approximately 99.16% or $9.916 per share, assuming no exercise of the underwriters’ over-allotment option, the difference between the pro forma net tangible book value per share after this offering of $0.08 and the initial offering price of $10.00 per unit. our common stock

The determination of the offering price of our units, the size of this offering and terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and rights underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such rights holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such rights holder.

This choice-of-forum provision may limit a rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our $15 Exercise Price Warrants and rights may have an adverse effect on the market price of our shares of common stock and make it more difficult to effectuate our initial business combination.

We will be issuing rights that will result in the issuance of up to 400,000 shares of common stock as part of the units offered by this prospectus and private rights, Underwriter Rights and EarlyBird Rights that will result in the issuance of an additional 11,875 shares of common stock. Simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 1,000,000 $15 Exercise Price Warrants. The potential for the issuance of a substantial number of additional shares upon exercise or conversion of the foregoing securities could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised or converted, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, these securities may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying these securities could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these securities are exercised or converted, you may experience dilution to your holdings.

Holders of rights will not have redemption rights.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the rights will expire and holders will not receive any of the amounts held in the trust account in exchange for such rights.

We have no obligation to net cash settle the rights.

In no event will we have any obligation to net cash settle the rights. Accordingly, the rights may expire worthless.

General Risk Factors

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on NASDAQ on or promptly after the date of this prospectus and our common stock and rights on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on NASDAQ. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in NASDAQ’s listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, based on Nasdaq Global Market’s current listing standards, we must maintain a minimum market value of listed securities of $50,000,000 and a minimum number of 400 holders of our listed securities. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq Global Market’s initial listing requirements, which are more rigorous than Nasdaq Global Market’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq Global Market. For instance, based on Nasdaq Global Market’s current listing standards, our stock price would be required to be at least $4.00 per share, the market value of our listed securities would be required to be at least $75 million (or we would need to satisfy certain stockholders’ equity or total assets and total revenue requirements) and we would be required to have a minimum of 400 round lot holders of our securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and rights will be listed on NASDAQ, our units, common stock and rights will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2023. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes- Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	challenges in managing and staffing international operations;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the ability of our officers and directors to generate a number of potential business combination opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	the trust account not being subject to claims of third parties; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 8,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement securities will be used as set forth in the following table.

	Without Over-allotment Option	Over-allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$80,000,000	$92,000,000
Gross proceeds from private placement	2,000,000	2,000,000
Total gross proceeds	$82,000,000	$94,000,000
Estimated offering expenses(2)
Underwriting commissions (excluding units payable to the underwriters at the closing of this offering)(3)	$750,000	$870,000
Other underwriter expenses, including legal	135,000	135,000
EarlyBirdCapital, Inc. advisory fee (7)	250,000	250,000
Legal fees and expenses	200,000	200,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	39,000	39,000
SEC/FINRA Expenses	30,000	30,000
Transfer agent fees	7,500	7,500
NASDAQ listing and filing fees	80,000	80,000
Directors and officers insurance	312,000	312,000
Miscellaneous	25,000	25,000
Total offering expenses (other than underwriting commissions)	$1,108,500	$1,978,500
Proceeds after estimated offering expenses	$80,141,500	$92,021,500
Held in trust account(4)	$80,000,000	$92,000,000
% of public offering size	100%	100%
Not held in trust account	$141,500	$21,500

The following table shows the use of the approximately $141,500 (or $21,500 if over-allotment option is exercised in full) of net proceeds not held in the trust account and up to $1,000,000 we are permitted to withdraw annually for working capital purposes from interest earned on the funds held in the trust account(5)(8).

	Without Over-allotment Option		Over-allotment Option Exercised
	Amount	% of Total	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$577,500	50.59	457,500	44.790
Financial reporting	64,000	561	64,000	6.27
NASDAQ listing and filing fees	140,000	12.26	140,000	13.71
Payment for office space, secretarial and administrative services (up to 24 months)	360,000	31.54	360,000	35.24

Total	$1,141,500	100.0	1,021,500	100.0

(1)	Includes gross proceeds from this offering of $80,000,000 (or $92,000,000 if the underwriters’ overallotment option is exercised in full). Also reflects the amount payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $150,000 as described in this prospectus. These loans will be repaid upon the closing of this offering out of the $1,108,500 (whether or not the underwriters overallotment option is exercised) of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are more than as set forth in this table, they will be repaid using a portion of the $141,500 of offering proceeds not held in the trust account and set aside for post-closing working capital expenses, and the amount we are permitted to withdraw annually for working capital purposes (not to exceed $1,000,000) from interest earned on the funds held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	The underwriter will be entitled to an underwriting discount equal to the lesser of (i) 1% of the gross proceeds of this offering and (ii) an amount equal to $750,000 plus 1% of the gross proceeds from the sale of the over-allotment units. In addition, the underwriters will receive units equaling 0.5% of the units sold in this offering, or 40,000 units, at the closing of this offering. If the underwriters’ over-allotment option is exercised in full, an additional 6,000 units will be issued to the underwriters. See “Underwriting”.

(4)	The funds held in the trust account, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. This table assumes that the trust account will earn sufficient interest to withdraw funds from the trsut account for working capital purposes. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $[_] per year, assuming an interest rate of [_]% per year; however, we can provide no assurances regarding this amount.

(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

(7)	EarlyBirdCapital, Inc. is acting as a financial advisor to the Company and will receive a fee of $250,000 and 7,500 EarlyBird Units at the closing of this offering.

(8)	Includes $1,000,000 of the interest from the funds held in the trust account. The Company is permitted to withdraw $1,000,000 from interest earned on the funds in the trust account on an annual basis under the trust agreement for working capital purposes. Accordingly, to the extent such funds are available, the Company would be permitted to withdraw an additional $2,000,000 from interest earned on the funds in the trust account during the 24 months following the closing of this offering.

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private placement securities be deposited in a trust account. Of the $82,000,000 in gross proceeds we receive from this offering and the sale of the private placement securities described in this prospectus, or $94,000,000 if the underwriters’ over-allotment option is exercised in full, $80,000,000, or $92,000,000 if the underwriters’ over-allotment option is exercised in full (approximately $10.00 per unit in each case), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, after deducting $750,000 (or $870,000 if the over-allotment option is exercised in full) in underwriting commissions payable upon the closing of this offering and an aggregate of $1,250,000 (or $1,130,000 if the over-allotment option is exercised in full) to pay fees and expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $[_] per year, assuming an interest rate of [_]% per year; however, we can provide no assurances regarding this amount.

We expect that the interest earned on the trust account will be sufficient to pay income taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest (i) for working capital purposes (but not to exceed $1,000,000 annually), and/or (ii) to pay our tax obligations, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. However, our amended and restated articles of incorporation provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering (or such later date pursuant to an approved extension) or (y) amend the foregoing provisions.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Subsequent to the closing of this offering, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. Upon the completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $150,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of the closing of this offering or the date on which the company determines not to conduct the offering described herein. The loan will be repaid upon the closing of this offering out of the $1,108,500 (whether or not the underwriters overallotment option is exercised) of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20.0% of our issued and outstanding common stock upon the consummation of this offering (not including the shares of common stock underlying the Underwriter Units, the shares of common stock underlying the private units, or the shares of common stock underlying the units issuable upon conversion of working capital loans). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the rights included in the units we are offering pursuant to this prospectus, the private units or the $15 Exercise Price Warrants, and the pro forma net tangible book value per share of our common shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated exercise of rights and $15 Exercise Price Warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. In addition, the calculation of dilution in this section assumes that no additional securities will be issued in connection with additional financing to facilitate an initial business combination. However, the Company may need to raise additional financing since the Company intends to seek an initial business combination with a target company with an enterprise value significantly greater than the net proceeds of the offering and the sale of private units. Net tangible book value per share (“NTBV”) is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common shares which may be redeemed for cash), as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, by the number of outstanding common shares.

As of June 30, 2024, our net tangible book value was $21,036, or approximately $0.009 per common share. Assuming no redemptions, after giving effect to the sale of 8,000,000 common shares included in the units we are offering by this prospectus (or 9,200,000 common shares if the underwriters’ over-allotment option is exercised in full), the private placements of private units , the $15 Exercise Price Warrants, the EarlyBird Units and the Underwriter Units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2024 would have been $80,162,536 or $7.833 per share (or $92,042,536 or $7.840 per share if the underwriters’ over-allotment option is exercised in full), assuming the max redemption, representing an immediate decrease in net tangible book value (as decreased by the value of 8,000,000 common shares that may be redeemed for cash, or 9,200,000 common shares if the underwriters’ over-allotment option is exercised in full) of $0.009 per share (or $(0.011 per share if the underwriters’ over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus. Total dilution to public stockholders from this offering will be $9.916 per share (or $9.994 per share if the underwriters’ over-allotment option is exercised in full).

The following tables illustrate the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the rights included in the units, the private units, or the $15 Exercise Price Warrants:

No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value before this offering	0.009	0.009	0.009	0.009	0.009
Decrease attributable to public stockholders and sale of the units	7.824	7.297	6.434	4.755	0.075
Pro forma net tangible book value after this offering	7.833	7.306	6.443	4.764	0.084
Dilution to public stockholders	$2.167	$2.694	$3.557	$5.236	$9.916
Percentage of dilution to public stockholders	21.7%	26.9%	35.6%	52.4%	99.2%

Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value before this offering	0.011	0.011	0.011	0.011	0.011
Decrease attributable to public stockholders and sale of the units	7.829	5.871	3.912	1.954	-0.005
Pro forma net tangible book value after this offering	7.840	5.882	3.923	1.965	0.006
Dilution to public stockholders	$2.160	$4.118	$6.077	$8.035	$9.994
Percentage of dilution to public stockholders	21.6%	41.2%	60.8%	80.4%	99.9%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $75,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us (i) for working capital purposes (but not to exceed $1,000,000 annually) and/or (ii) to pay our tax obligations), divided by the number of shares of common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Initial Stockholders(1)	2,000,000	19.63%	$25,000	0.03%	$0.0125
Private Shares	190,000	1.87%	1,900,000	2.32%	$10.00
Public Stockholders	8,000,000	78.51%	80,000,000	97.65%	$10.00
	10,190,100	100.00%	$81,925,000	100.00%

(1) Assumes that 300,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

The pro forma net tangible book value per share after the offering is calculated as follows:

No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Numerator:
Net tangible book deficit before this offering	21,036	21,036	21,036	21,036	21,036
Net proceeds from this offering and sale of the private placement securities, net of expenses(1)	80,141,500	80,141,500	80,141,500	80,141,500	80,141,500
Less: Proceeds held in trust subject to redemption(2)	-	(20,000,000)	(40,000,000)	(60,000,000)	(80,000,000)
	80,162,536	60,162,536	40,162,536	20,162,536	162,536
Denominator:
Common shares issued and outstanding prior to this offering	2,300,000	2,300,000	2,300,000	2,300,000	2,300,000
Common shares forfeited if over-allotment is not exercised	(300,000)	(300,000)	(300,000)	(300,000)	(300,000)
Common shares included in the units offered	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000
Common shares included in the private units	190,000	190,000	190,000	190,000	190,000
Common shares included in the underwriter units	40,000	40,000	40,000	40,000	40,000
Common shares included in the advisor units	7,500	7,500	7,500	7,500	7,500
Less: Shares subject to redemption	-	(2,000,000)	(4,000,000)	(6,000,000)	(8,000,000)
	10,237,500	8,237,500	6,237,500	4,237,500	2,237,500

(1) Expenses applied against gross proceeds include offering expenses of $1,108,500 and underwriting commissions of $750,000 (excluding units payable to the underwriters at the closing of this offering). See “Use of Proceeds.”

(2) If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of  common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Numerator:
Net tangible book deficit before this offering	21,036	21,036	21,036	21,036	21,036
Net proceeds from this offering and sale of the private placement securities, net of expenses(1)	92,021,500	92,021,500	92,021,500	92,021,500	92,021,500
Less: Proceeds held in trust subject to redemption(2)	-	(23,000,000)	(46,000,000)	(69,000,000)	(92,000,000)
	92,042,536	69,042,536	46,042,536	23,042,536	42,536
Denominator:
Ordinary shares issued and outstanding prior to this offering	2,300,000	2,300,000	2,300,000	2,300,000	2,300,000
Ordinary shares forfeited if over-allotment is not exercised	-	-	-	-	-
Ordinary shares included in the units offered	9,200,000	9,200,000	9,200,000	9,200,000	9,200,000
Ordinary shares included in the private units	190,000	190,000	190,000	190,000	190,000
Common shares included in the underwriter units	46,000	46,000	46,000	46,000	46,000
Common shares included in the advisor units	7,500	7,500	7,500	7,500	7,500
Less: Shares subject to redemption	-	(2,300,000)	(4,600,000)	(6,900,000)	(9,200,000)
	11,743,500	9,443,500	7,143,500	4,843,500	2,543.500

(1)	Expenses applied against gross proceeds include offering expenses of $1,108,500 and underwriting commissions of $870,000 (excluding units payable to the underwriters at the closing of this offering). See “Use of Proceeds.”

(2)	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2024, and as adjusted to give effect to the filing of our amended and restated articles of incorporation, the sale of our 8,000,000 units in this offering for $80,000,000 (or $10.00 per Unit) and the sale of 190,000 private units for $1,900,000 (or $10.00 per unit) and 1,000,000 $15 Exercise Price Warrants for $100,000 (or $0.10 per warrant) and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	June 30, 2024
	Actual	As Adjusted(3)
Notes payable to related party(1)	$125,000	$—
Preferred Stock, $0.0001 par value, 0 and 4,000,000 shares authorized, 0 issued and outstanding.	—	—
Common stock subject to possible redemption, 0 shares actual and 8,000,000 shares as adjusted(2)	$—	$80,000,000
Common stock, $0.0001 par value, 5,000,000 and 100,000,000 shares authorized, 2,156,250 and 2,237,500 shares issued and outstanding, actual and as adjusted, respectively (excluding 0 and 8,000,000 shares subject to possible redemption), actual and as adjusted, respectively(4)	$216	$224
Additional paid-in capital	$24,784	$166,276
Accumulated deficit	$(3,964)	$(3,964)
Total stockholders’ equity	$21,036	$162,536
Total capitalization	$146,036	$80,162,536

(1) Our sponsor may loan us up to $150,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement securities. As of June 30, 2024, we had borrowed $125,000 under the promissory note.

(2) Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares.

(3) Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 300,000 founder shares.

(4) On [August 19], 2024, we issued a dividend of approximately 0.07 founder shares for every issued and outstanding founder share resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on September 20, 2023, as a Nevada corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions directly or indirectly, with any business combination target with respect to an initial business combination with us. We may pursue an initial business combination target in any industry or geographic region. We intend to focus our search for an initial business combination on companies within the financial services industry in North America. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement securities, the proceeds of the sale of our shares in connection with our initial business combination (including any cash received from the sale of common stock pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of common stock if shares of preferred stock are issued with rights senior to those afforded our common stock;

●	could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our common stock and/or rights.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

●	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

●	our inability to pay dividends on our common stock;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the closing of this offering through the payment by our sponsor of $25,000 to cover certain of our offering costs in exchange for the issuance of the founder shares to our sponsor and $150,000 in loan from our sponsor of which $125,000 has been drawn.

We estimate that the net proceeds from the sale of the units in this offering, the sale of the private units for an aggregate purchase price of $1,900,000 and the sale of the $15 Exercise Price Warrants for an aggregate purchase price of $100,000, after deducting offering expenses of approximately $1,108,500 (whether or not the underwriters overallotment option is exercised) and underwriting commissions of $750,000 (or $870,000 if the over-allotment option is exercised in full), will be $80,141,500 (or $92,021,500 if the underwriters’ over-allotment option is exercised in full). $80,000,000 (or $92,000,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $141,500 (or $21,500 if over-allotment option is exercised in full) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,108,500 (whether or not the underwriters overallotment option is exercised), we may fund such excess with funds not to be held in the trust account and the amount we are permitted to withdraw annually for working capital purposes (not to exceed $1,000,000) from interest earned on the funds held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,108,500 (whether or not the underwriters overallotment option is exercised), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account to complete our initial business combination. We may withdraw interest to pay our taxes. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $141,500 (or $21,500 if over-allotment option is exercised in full) of proceeds held outside the trust account. We will use these funds, and the amount we are permitted to withdraw annually for working capital purposes (not to exceed $1,000,000) from interest earned on the funds held in the trust account, to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $577,500 (or $457,500 if the over-allotment option is exercised in full) for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $64,000 for accounting fees related to regulatory reporting requirements; $140,000 for NASDAQ listing and filing fees; and $360,000 for administrative services provided by our sponsor and/or its affiliates (for up to 24 months), including for office space, secretarial and administrative services provided to members of our management team subsequent to the closing of this offering. We expect to be able to pay for such expenses out of the approximately $141,500 (or $21,500 if over-allotment option is exercised in full) of net proceeds not held in the trust account and up to $1,000,000 we are permitted to withdraw annually for working capital purposes from interest earned on the funds held in the trust account. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $[_] per year, assuming an interest rate of [_]% per year; however, we can provide no assurances regarding this amount.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon the closing of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the Underwriter Units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the completion of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity- linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2023. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement.

Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement securities held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2024, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non- emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the closing of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a newly organized blank check company formed as a Nevada corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Throughout this prospectus we will refer to this as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

We intend to prioritize combinations where we see significant opportunity for attractive risk adjusted investor returns driven by the dynamics of a public listing. Although we will not limit our search to any particular geography or industry, we will concentrate our efforts on identifying businesses in the financial services industry in North America. We believe we can capitalize on the network and ability of our management team to identify, acquire, and manage a business. We intend to find a combination that can benefit from our experience, support infrastructure, and differentiated global network.

We will not constrain our search to specific industries or geographies. Our team has experience and contacts in many different industries within and outside financial services. If we find a quality combination in an industry outside of financial services, we may choose to pursue that combination.

Business Strategy

The transformation from privately held to publicly listed can be a catalyst for acceleration in value creation for a company and its stockholders. Access to public market capital, PIPE investments, public company status, and the currency of publicly traded shares are a few of the many benefits this transformation creates. Quality management teams utilize these benefits to drive value creation. We will prioritize our search to find targets that we believe will derive an acceleration in value creation and attractive returns from these benefits.

Potential targets exhibit a broad range of business models and financial characteristics. From innovative and/or disruptive, high growth companies, to mature businesses with recurring revenues, solid profitability, and strong cash flows. We will seek to acquire established businesses that we believe are fundamentally sound and would benefit from a public listing. We will prioritize our search where we believe our financial, operational, technological, strategic and/or managerial expertise can maximize value.

Successful innovation and/or disruption can bring outsized growth and consolidation opportunities as new products and services are adopted by the marketplace. Opportunities for successful innovation can exist in both mature organizations and earlier-stage companies. We will look at earlier-stage companies that exhibit the potential to change the industries in which they participate, and which offer the potential of sustained high levels of revenue growth with an articulated path to profitability. We will also look for mature organizations in a broader group of sectors that are experiencing changes in this new era of the American business landscape.

While we will not limit our search to any business segment, we will focus on financial services. Our team has significant experience in operating and investing in successful financial services companies. We believe we are well positioned to develop a compelling opportunity set of potential merger targets.

Key industry characteristics include potential or historical long-term organic growth, growth through consolidation, and attractive competitive dynamics. Key business characteristics include a strong management team, high barriers to entry, and public market-ready scale. Key financial metrics include revenue growth, recurring revenues, and strong cash flow conversion.

Consistent with our focus, we intend to target financial services businesses that have strong management teams, differentiated products or services, potential or historical growth and an identified pathway to long-term profitability. We believe that the extensive networks of our management team, board of directors and advisors will deliver access to a broad spectrum of opportunities across financial services and other sectors. In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

Our Management Team

We will seek to capitalize on the financial services experience and contacts of our management team. Our management team includes Larry Swets, Jr., our Chief Executive Officer, Hassan R. Baqar, our Chief Financial Officer, D. Kyle Cerminara, Andrew B. MCIntyre, Scott D. Wollney and Richard E. Govignon,members of our board of directors and Ndamukong Suh and M. Wesley Schrader , our Senior Advisor.

Our management team is comprised of finance and investment and merchant banking leaders with senior level transactional experience with a variety of experience and expertise in capital markets, asset management, financial product development, FinTech, insurance, InsureTech, entertainment, real estate, data and analytics, semiconductors, telecom, cleantech, healthcare, and oil and gas as well as experience as investors and entrepreneurs. Our management team has completed numerous going-public, mergers and acquisitions and financing transactions. Our team also has extensive experience in operating public and private financial services companies, serving on both public and private company boards of directors, including financial institutions and insurance companies, strong knowledge and experience in financial, legal and regulatory matters, initial public offerings, and private equity and venture capital.

We believe that these networks of contacts and relationships will provide us with an important source of potential initial business combination targets. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon the closing of this offering, members of our management team will communicate with these networks of relationships to articulate the parameters for our search for a target business and a potential business combination and begin the process of pursuing and reviewing promising leads.

Larry G. Swets, Jr.

has served as our Chief Executive Officer since inception .. Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles. Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets is founder and President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries since August 2018. Mr. Swets served as Chief Executive Officer and a director of FG Acquisition Corp. (TSX: FGAA.U) from October 2021 to September 2024, a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Swets serves as Chief Financial Officer of Saltire Capital Ltd. (TSX: SLT). Mr. Swets has served as Chief Executive Officer of FG Merger III Corp. since September 2023, a special purpose acquisition companies in the process of completing its initial public offerings; and as Head of Merchant Banking of Fundamental Global Inc. (formerly FG Financial Group Inc.) (Nasdaq: FGF) since February 2024. Mr. Swets has serves as senior advisor to Aldel Financial II Inc. since August 2024, a special purpose acquisition companies in the process of completing its initial public offerings. Mr. Swets is a member of the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry since June 2016, and Ascension Illinois Foundation since March 2018

Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. Mr. Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021. Mr. Swets also served as Chief Executive Officer of Fundamental Global Inc. (formerly FG Financial Group Inc.) from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of Fundamental Global Inc. (formerly FG Financial Group Inc.) from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Hassan R. Baqar has served as our Chief Financial Officer since inception. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also served as Chief Financial Officer of Aldel Financial II Inc., a special purpose acquisition company in the process of completing its initial public offering, as Chief Financial Officer of FG Merger III Corp, a special purpose acquisition company in the process of completing its initial public offering, since September 2023, as Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of Fundamental Global Inc. ( formerly FG Financial Group, Inc. (NASDAQ: FGF)), which operates as a reinsurance and asset management holding company, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and is focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry from August 2019 to December 2021 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, as a director of FG Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020, as director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company since October 2022, and as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023. Mr. Baqar served as a Director, Secretary and Chief Financial Officer of FG Acquisition Corp. (TSX: FGAA.U) from October 2021 to September 2024, a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Baqar serves as Chief Financial Officer of Saltire Capital Ltd. (TSX: SLT).

Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Financial Group, Inc. (Nasdaq: FGF) from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

D. Kyle Cerminara has served as our Chairman since October 2023. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012 and serves as its Chief Executive Officer.

Mr. Cerminara is a member of the board of directors of a number of companies focused in the reinsurance, asset management, technology and communication sectors, including Fundamental Global, Inc. (NASDAQ: FGF) (formerly known as FG Financial Group, Inc. and as 1347 Property Insurance Holdings, Inc.), which operates as a reinsurance and asset management company, since December 2016; Strong Global Entertainment, Inc. (NYSE American: SGE), a leader in the entertainment industry providing mission critical products and services to cinema exhibitors and entertainment venues, since March 2022; and Firefly Systems Inc., a venture-backed digital advertising company, since August 2020. Mr. Cerminara has served as the Chairman and President since the founding of FG Communities, Inc. in July 2022. FG Communities is a corporation created to preserve and improve affordable housing through ownership and management of manufactured housing communities. From October 2021 to September 2024, Mr. Cerminara served as the Chairman of the board of directors of FG Acquisition Corp. (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Cerminara serves as a director of Saltire Capital Ltd.

Mr. Cerminara served as a director of FG Group Holdings Inc., a holding company with diverse business activities focused on serving the entertainment and retail markets that merged with Fundamental Global, Inc. in February 2024, from February 2015 until February 2024; he served as its Chairman from May 2015 until February 2024; and he previously served as its Chief Executive Officer from November 2015 through April 2020. Mr. Cerminara has served as the Chairman of Strong Global Entertainment, Inc. since March 2022. Mr. Cerminara was appointed Chairman of Fundamental Global, Inc. in May 2018 and served as its Principal Executive Officer from March 2020 to June 2020, and has served as its Chief Executive Officer since its merger with FG Group Holdings, Inc. in February 2024. Mr. Cerminara served as a director of BK Technologies Corporation (NYSE American: BKTI) from July 2015 through December 2023, and served as its Chairman from July 2022 through December 2023 and previously from March 2017 until April 2020. From February 2022 to August 2023, Mr. Cerminara served as a Senior Advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. From April 2021 to December 2021, Mr. Cerminara served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which merged with Hagerty Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. He served on the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was appointed Chairman from June 2018 to June 2021; Limbach Holdings, Inc. (NASDAQ: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (NASDAQ: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.

Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price (NASDAQ: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an Analyst at Legg Mason from 2000 to 2001.

Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Scott D. Wollney has served as our director since October 2023. Since March 30, 2015, Mr. Wollney has served as a director of Fundamental Global Inc. (“FGF”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”) (OTC: AFHIF), a holding company whose business has been primarily specialty commercial automobile insurance. Since November 2023, Mr. Wollney has served as a director of FG Merger III Corp., special purpose acquisition companies in the process of completing initial public offerings. From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (KAI), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at insurance companies and managing general agencies, as well as brokerage operations. Mr. Wollney is a MBA graduate of Northwestern University’s Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois

Dr. Richard E. Govignon, Jrwas appointed to the Board of Directors of FG Merger II Corp in October 2023. Dr. Govignon, 46, has been a Partner of Dnerus Financial, a family asset management company, since June 2021.  Dr. Govignon is an experienced corporate director/trustee in the U.S. and Canada with broad exposure to numerous industries.  Dr. Govignon serves as a director of the board of Fundamental Global Inc. (Nasdaq: FGF), a reinsurance and asset management holding company focused on collateralized and loss-capped reinsurance and merchant banking since December 2021. Dr. Govignon has been a director of Strong Global Entertainment, Inc. (NYSE: SGE), a corporation focused on supplying screens and providing technical support services to the cinema exhibition industry, theme parks, and other entertainment-related markets since January 2022. From April 2022 to September 2024, Dr. Govignon also served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since Sepember 2024, Dr. Govignon serves as a director of Saltire Capital Ltd. Dr. Govignon is also a member of the board of directors of B-Scada, Inc. (OTC: SCDA), a company developing software and hardware products since June 2021. Dr. Govignon served as a member of the board of directors of GreenFirst Forest Products, Inc. (TSXV: GFP), a public company focused on forest product investments, from January 2019 to December 2021. Dr. Govignon also served as a Trustee of the StrongVest ETF Trust (US: CWAI) that, invested in a diversified portfolio of corporate bonds with varying maturities and equity securities from 2017 to 2019. Dr. Govignon has worked in the healthcare and pharmaceutical industry in various management and pharmacy positions for over 20 years, most recently with ShopRite Pharmacy since 2022 and previously with CVS Health Corporation (2022-2019 and from 2013-2017), with Acme Markets Inc. (2017-2019) and Rite Aid Corporation (2001-2013). Dr. Govignon received a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the University of the Sciences in Philadelphia. We believe Dr. Govignon's managerial experience and his experience in investing and financial analysis make him qualified to serve on our Board of Directors.

Andrew B. McIntyre serves as our Director since October 2023. Mr. McIntyre is Managing Director of Segwin Consulting Ltd., a consultancy specializing in M&A advisory and strategy development and execution.  From November 2021 to September 2024, Mr. McIntyre has served as a director and audit committee member of the FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. McIntyre serves as a director of Saltire Capital Ltd. Since November 2023 Mr. McIntyre has served as a director of FG Merger III Corp., special purpose acquisition companies in the process of completing initial public offerings.  Mr. McIntyre served as Director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to December 2021.  During his tenure as a director of GreenFirst Forest Products, Inc., Mr. McIntyre also served as a member of its audit committee.  From July 2022 through December 2023, Mr. McIntyre was Senior Advisor at Deloitte LLP.  Mr. McIntyre served Sofina Foods Inc. as Senior Vice President, Finance from September 2019 to June 2022.  From October 2016 to August 2019, Mr. McIntyre served Samuel, Son & Co. Limited in the role of Vice President, Corporate Development.  Previously, Mr. McIntyre was Vice President, Corporate Development at Vicwest Inc.  Mr. McIntyre has served on the Boards of Directors of Burloak Technologies Inc., Pre-Insulated Metal Technologies Inc., BBi Enterprises Inc., MDS Capital Company and the Orthopaedic & Arthritic Institute.  Mr. McIntyre’s formal designations include ICD.D., Chartered Financial Analyst, Master of Business Administration from the Schulich School of Business and P. Eng.

M. Wesley Schrader has served as our senior advisor since October 2023. Mr. Schrader has over 25 years of experience encompassing both non-executive and executive roles. Mr. Schrader founded Waverider Partners LLC, an advisory and investment firm, in 2021 and has served as its managing member since inception. Mr. Schrader co-founded FC Logistics LLC, a privately held company, in April 2024 and has served as its CEO since inception.  Mr. Schrader founded Capital MW LLC, a management consulting firm, in 2008 and has served as its managing member since inception. Mr. Schrader served as Chief Executive Officer and Director of FG Merger Corp. from January 2022 to August 2023. Mr. Schrader also served as Senior Advisor from January 2022 to December 2022 to Columbine Logging, Inc. d/b/a Columbine Corporation, a privately held company, where he served as Chief Executive Officer from March 2018 to December 2021.

Previously, Mr. Schrader has held various executive and management positions, primarily focused on corporate development and finance. Mr. Schrader holds a Bachelor of Science in Electrical Engineering from Valparaiso University, a Master of Business in Administration from the University of Denver, and a Master of Science in Finance from the University of Denver.

Ndamukong Suh has been a Senior Advisor to FG Merger II Corp since October 2023. Mr. Suh is an independent private investor and holds ownership interests in several real estate development projects across Michigan, Nebraska, Oregon and Colorado. Mr. Suh is the Founder and a director of the Suh Family Foundation. He is also a professional athlete and was a member of the Philadelphia Eagles of the National Football League (“NFL”) during 2022. He previously was with the NFL’s Tampa Bay Buccaneers from 2019 to 2022, becoming a Superbowl champion in February 2021, Los Angeles Rams from 2018 to 2019, Miami Dolphins from 2015 to 2017 and Detroit Lions from 2010 to 2014. He has served on the Board of Directors of FG Group Holdings, Inc (NYSE American: FGH), a holding company with diverse business interests since January 2016. Mr. Suh serves as a member of the Board of Advisors of Ember Technologies, a privately held manufacturer and designer of patented temperature adjustable dishware and drinkware. Mr. Suh holds a Bachelor’s degree in Engineering focused on Construction Management from the University of Nebraska.

The past performance of our management team or their respective affiliates is not a guarantee of either: (i) success with respect to any business combination we may consummate; or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of any future performance.

For more information on the experience and background of our management team, see the section entitled “Management.”

Prior SPAC Experience

Our Chief Executive Officer, Mr. Swets, served as senior advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Swets served as the Chief Executive Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Swets is currently the Chief Executive Officer of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO, and is senior advisor to Aldel Financial II, Inc., a special purpose acquisiton company in process of completing its IPO.

Our Chief Financial Officer and Secretary, Mr. Baqar, served as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. In addition, Mr. Baqar also served as Chief Financial Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT), as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, as Chief Financial Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar is currently the Chief Financial Officer of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO, and is also Chief Financial Officer of Aldel Financial II, Inc., a special purpose acquisiton company in process of completing its IPO.

Our director, D. Kyle Cerminara, served as a senior advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. He previously served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Cerminara also served as director and president of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Cerminara is currently a director and a Chairman of the Board of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

Our director, Dr. Richard E. Govignon, served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Mr. Govignon is currently a director of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

Our director, Andrew B. McIntyre, served as a director FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Mr. McIntyre is currently a director of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

Our senior advisor, M. Wesley Schrader, served as Chief Executive Officer and a director of FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. Mr. Schrader is currently a senior advisor of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

Our senior advisor, M. Nadamukong Suh also serves as a senior advisor of FG Merger III Corp., a special purpose acquisiton company in process of completing its IPO.

The following table sets forth information regarding the extensions and redemption levels in connection with such extensions or business combination for each SPAC in which our management team has participated:

	Extensions			Business Combination
Name of SPAC	Date	Redemptions		Date	Redemptions
Aldel Financial Inc. (1)			%			%
FG Acquisition Corp. (2)			%			%
FG New America Acquisition Corp. (3)			%			%
FG Merger III Corp. (4)			%			%
FG Merger Corp. (5)			%			%
1347 Capital Corp. (6)			%			%
Aldel Financial II Inc. (7)

(1)	Aldel Financial Inc. (“Aldel I”) consummated a business combination with The Hagerty Group, LLC (“Hargerty”) on December 2, 2021, eight months following the closing the Aldel I initial public offering on April 12, 2021. Under the business combination agreement, Aldel I agreed to acquire all of the limited liability equity interests of Hagerty for $3.0 billion in aggregate consideration (subject to certain adjustments). In connection with the closing of the Aldel I business combination, Aldel issued an aggregate of 70,385,000 shares of Aldel I common stock and an aggregate of 12,669,300 warrants to purchase shares of Aldel I common stock for an aggregate purchase price of $703,850,000 in a PIPE transaction that closed simultaneously with the closing of the business combination.
(2)	FG Acquisition (“FGAC”) consummated a business combination with Strong/MDI Screen Systems, Inc. on September 25, 2024, twenty nine months following the closing the FGAC initial public offering on April 5, 2022. The aggregate consideration received by the Strong/MDI Screen Systems, Inc. stockholders was based on a pre-transaction equity value of $30,000,000. In connection with the closing of the FGAC business combination, FGAC issued 433,559 common shares for an aggregate purchase price of $4,300,000 in a PIPE transaction that closed simultaneously with the closing of the business combination.
(3)	FG New America Acquisition Corp. (“FGNA”) consummated a business combination with Opportunity Financial, LLC (“Oppfi”) on July 20, 2021, fifteen months following the closing the FGNA initial public offering on October 2, 2020. The aggregate value of the consideration paid to the members of Oppfi in the business combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the business combination agreement, consisting of: (i) cash consideration in the amount of $91,646,050, equal to the cash remaining in FGNA’s trust account as of immediately prior to the closing and (i) 96,987,093 in shares of FGNA.
(4)	FG Merger III Corp. is in the process of completing its initial public offering.
(5)	FG Merger Corp. (“FGMC”) consummated a business combination with iCoreConnect Inc. on August 25, 2023, seventeen months following the closing the FGMC initial public offering on March 1, 2022. The aggregate consideration received by the iCoreConnect Inc. stockholders was based on a pre-transaction equity value of $98,000,000, which was paid in shares of FGMC common stock. On August 14, 2023, FGMC entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among FGMC, Old iCore and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”). In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser purchased the lesser of (a) 1.5 million shares of FGMC common stock and (b) such number of shares of FGMC common stock as not to exceed 9.9% of the total number of shares of FGMC common stock to be outstanding from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report.
(6)	1347 Capital Corp. (“1347 Capital”) consummated a business combination with Limbach Holdings LLC (“Limbach Holdings”) on July 20, 2021, twenty four months following the closing the 1347 Capital initial public offering on July 21, 2014. In connection with the closing, 1347 Capital paid to the holders of membership interests and options to acquire membership interests of Limbach Holdings consideration comprised of (a) $33 million in cash, (b) 2,200,005 shares of 1347 Capital common stock, (c) 1,000,006 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $11.50 per share, and (d) 666,670 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $12.50 per share. In addition, pursuant to the terms of the merger agreement, 1347 Capital issued and sold to 1347 Investors LLC 400,000 newly issued shares of Class A preferred stock for $10,000,000.
(7)	Aldel Financial II Inc. is in the process of completing its initial public offering.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. See “Risk Factors — As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” on page 34 for additional information. The high level of competition may negatively impact the acquisition terms we are able to negotiate because, among other things, attractive target companies will be able to demand higher purchase prices and more favorable closing conditions, including minimum cash required in the trust account at closing or PIPE financing requirements and board designation rights with respect to the combined company.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire companies within industries that exhibit strong characteristics including, but not limited to, the following:

●	Public market-ready scale;

●	Strong management team;

●	Recurring revenues;

●	High barrier to entry;

●	Long-term organic growth;

●	Consolidation opportunities to scale;

●	Attractive competitive dynamics;

●	Differentiated products or services; and

●	Strong cash flow conversion.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Initial Business Combination

We will have until 24 months from the closing of this offering (or such later date pursuant to an approved extension) to consummate our initial business combination. If we do not complete our initial business combination within the completion window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us (i) for working capital purposes (but not to exceed $1,000,000 annually) and/or (ii) to pay our tax obligations, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the rights included in the private units will expire worthless.

NASDAQ rules and our amended and restated articles of incorporation require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted). Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post- transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement securities, the proceeds of the sale of our shares in connection with our initial business combination (including any cash received from the sale of securities pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon the closing of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Initial Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, the members of our management team and our directors and advisors have developed a broad network of contacts and corporate relationships around the world, which includes private equity firms, venture capitalists and entrepreneurs. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, members of our management team have developed contacts derived directly from serving on the boards of directors of several public and private companies.

This network has provided our management team with a flow of referrals, which in the past has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that this network will provide us with multiple investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention by various unaffiliated sources, including participants in our targeted markets and their advisors, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction). In addition, commencing on the date of this prospectus, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. Any such payments prior to our initial business combination will be made from funds held outside the trust account. Other than the foregoing, there will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction).

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm stating that such an initial business combination is fair to our company from a financial point of view.

Members of our management team and our independent directors and their affiliates will directly or indirectly own founder shares and/or private placement securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the completion window, the founder shares and private placement securities may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of the members of our management team may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination. See “Management — Conflicts of Interest” for additional information.

The low price that our sponsor, officers, directors and senior advisors (directly or indirectly) paid for the founder shares creates an incentive whereby our management team could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders.If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private units (and the underlying securities) and the $15 Exercise Price Warrants (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $150,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and we will reimburse our sponsor an amount equal to $15,000 per month for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination; up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
FG Merger Investors II LLC	2,000,000 shares of common stock(1)	$25,000
	190,000 private units(1)	$1,900,000
	Up to $150,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.
	1,000,000 $15 Exercise Price Warrants	$100,000
	$15,000 per month	Office space, administrative and support services
	Up to $1,500,000 in working capital loans may be convertible into private units at a price of $10.00 per unit	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.
FG Merger Investors II LLC Larry G. Swets, Jr. Hassan R. Baqar D. Kyle Cerminara Andrew B. McIntyre Scott D. Wollney Richard E. Govignon	Anti-dilution protection for an aggregate of 2,300,000 founder shares in order to maintain the percentage of the founder shares at 20% of the outstanding shares of the combined company upon consummation of an initial business combination, as described in this prospectus	Issuance of additional shares of common stock to the holders of the founder shares

(1)	Assumes no exercise of the over-allotment option and the full forfeiture of 300,000 shares that are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised.

Because our initial stockholders acquired the founder shares at a nominal price of $0.01, our public stockholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. Further, in the case that additional shares of common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial stockholders prior to the initial business combination at 20.0% of the issued and outstanding shares of common stock upon the consummation of the initial business combination (not including shares of common stock underlying the rights, $15 Exercise Price Warrants, private units, Underwriter Units or EarlyBird Units) (after giving effect to any redemptions of shares of common stock by public stockholders), including the total number of shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or rights exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsor paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 2,300,000 founder shares, or approximately $0.01 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.” Public stockholders will experience additional dilution from the issuance of the private shares (including private shares underlying private units issued upon conversion of working capital loans). Further, upon conversion of the private rights and the exercise of the $15 Exercise Price Warrants, we will issue an aggregate of 1,009,500 shares of common stock (assuming no exercise of the over-allotment option). Additional shares may be issued upon exercise of any private rights underlying private units issued upon conversion of working capital loans. The assumed exercise of the $15 Exercise Price Warrants would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. As a result, the compensation to be paid and securities issued to the sponsor, its affiliates, and promoters, may result in a material dilution of the equity interests of public stockholders.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Initial Stockholders(1)	2,000,000	19.63%	$25,000	0.03%	$0.0125
Private Shares	190,000	1.87%	1,900,000	2.32%	$10
Public Stockholders	8,000,000	78.51%	80,000,000	97.65%	$10
	10,190,100	100.00%	$81,925,000	100.00%

(1) Assumes that 300,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and officers, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, other than the companies named under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

Mr. Baqar and Mr. Swets are, respectively, the Chief Financial Officer and Chief Executive Officer of FG Merger II Corp. and FG Merger III Corp., both of which are special purpose acquisiton companies in the process of completing their IPOs. In addition, our sponsor and our officers and directors or any of their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than FG Merger II Corp. and FG Merger III Corp., which are special purposes acquisition companies affiliated with our Chief Financial Officer, Mr. Swets, our Chief Financial Officer, Mr. Baqar, and our directors, D. Kyle Cerminara, Dr. Richard E. Govignon, Scott D. Wollney and Andrew B. McIntyre, and Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. While there is no formal commitment to proceed in this manner, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre to the extent that they are presented with opportunities that could benefit a SPAC, plan to give the first suitable transaction opportunity to this company and the second suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre are involved in any other subsequent blank check companies in the future, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre plan to give priority with respect to transaction opportunities first to this company and second to FG Merger III Corp. While there is no formal commitment to proceed in this manner, Mr. Baqar, to the extent that he is presented with opportunities that could benefit a SPAC, plans to give the first suitable transaction opportunity to Aldel Financial II Inc., the second suitable transaction opportunity to this company and the third suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mr. Baqar is involved in any other subsequent blank check companies in the future, Mr. Baqar plans to give priority with respect to transaction opportunities first to Aldel Financial II Inc., second to this company and third to FG Merger III Corp. Our sponsor is not involved in a fiduciary capacity with, nor has any contractual obligations to, any other special purpose acquisition company (including FG Merger II Corp., FG Merger III Corp. and Aldel Financial II Inc.). Other than as specified above, while there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. We expect this company to have priority with respect to such acquisition opportunities because our goal is to complete a business combination with a strong target company and build a track record which includes the successful completion of our initial business combination before turning to other potential opportunities in the market for subsequently formed special purpose acquisition companies. As a result of the foregoing, we do not believe that any potential conflicts from our management team’s other business or investment ventures would materially affect our ability to complete our initial business combination.

Financial Position

With funds available for a business combination initially in the amount of $80,000,000 (assuming no redemptions) (or $92,000,000 (assuming no redemptions) if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Additional Financing

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of PIPE transactions or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing stockholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our initial stockholders, directors or officers or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated articles of incorporation. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons.

Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Nevada law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company.	No
Merger of target into a subsidiary of the company.	No
Merger of the company with a target	Yes

Under NASDAQ’s listing rules, stockholder approval would be required for our initial business combination if, for example:

●	We issue (other than in a public offering for cash) shares of common stock that will either (a) be equal to or in excess of 20% of the number of our shares of common stock then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

●	Any of our directors, officers or substantial stockholders (as defined by NASDAQ rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares of common stock to be issued, or if the number of shares of common stock in which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers and (b) 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance in the case of any substantial securityholder; or

●	The issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by applicable law or stock exchange rule will be made by us, solely in our discretion, and will be based on business and other reasons, which include a variety of factors, including, but not limited to:

●	the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

●	the expected cost of holding a stockholder vote;

●	the risk that the stockholders would fail to approve the proposed business combination;

●	other time and budget constraints of the company; and

●	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases of Our Securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NASDAQ rules. However, other than as expressly stated herein, our initial stockholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public rights in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, initial stockholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public rights in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of common stock or public rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, initial stockholders, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, initial stockholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of common stock) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the stockholder meeting related to our initial business combination. Our sponsor, initial stockholders, officers, directors, advisors or their affiliates will select which stockholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Additionally, in the event our sponsor, initial stockholders, directors, officers, advisors or their affiliates were to purchase shares or rights from public stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates may purchase shares or rights from public stockholders outside the redemption process, along with the purpose of such purchases;

•

if our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates were to purchase shares or rights from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

•	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

•	our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•	the amount of our securities purchased outside of the redemption offer by our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates, along with the purchase price;

•	the purpose of the purchases by our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates;

•	the impact, if any, of the purchases by our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

•	the identities of our security holders who sold to our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates; and

•	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption Rights for Public Stockholders upon the Completion of Our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. Our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they may hold in connection with the completion of our initial business combination.

Limitations on Redemptions

Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination (regardless of whether a stockholder votes on the proposed transaction (and regardless of whether a stockholder votes for, votes against, or abstains with respect to the transaction, if the stockholder elects to vote) or (ii) without a stockholder vote by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements.

Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. So long as we obtain and maintain a listing for our securities on NASDAQ, we will be required to comply with NASDAQ’s stockholder approval rules.

The requirement that we provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated articles of incorporation and will apply whether or not we maintain our registration under the Exchange Act or our listing on NASDAQ. Such provisions may be amended if approved by holders of 65% of our common stock entitled to vote thereon. If we amend such provisions of our amended and restated articles of incorporation, we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a stockholder meeting.

If we provide our public stockholders with the opportunity to redeem their public shares in connection with a stockholder meeting, we will:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted (or such greater number of shares as is required by applicable law) are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. The shares of common stock held by our initial stockholders and holders of Underwriter Shares will count towards this quorum and our sponsor, officers and directors and the underwriters have agreed to vote any founder shares, private shares and Underwriter Shares they hold and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 329,376, or approximately 4.12%, of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the Underwriter Shares are voted in favor of the transaction) in order to have our initial business combination approved (assuming the over-allotment option is not exercised and a quorum is present at the meeting). In the event that the over-allotment option is exercised and a quorum is present at the meeting, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 399,876, or approximately 4.35%, of the 9,200,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the Underwriter Shares are voted in favor of the transaction) in order to have our initial business combination approved. These voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our initial business combination, which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any purchases of shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares.

Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Stockholder Approval

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Delivering Stock Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 24 months from the closing of this offering (or such later date pursuant to an approved extension).

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated articles of incorporation will provide that we will have only 24 months from the closing of this offering (or such later date pursuant to an approved extension) to complete our initial business combination. If we do not complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us (i) for working capital purposes (but not to exceed $1,000,000 annually) and/or (ii) to pay our tax obligations and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within the 24- month time period.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek stockholder approval to amend our amended and restated certificate of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain stockholder approval to extend the completion window, our sponsor’s investment in our founder shares, private units and the $15 Exercise Price Warrants will be worthless.

Our initial stockholders, sponsor, officers and directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their rights to liquidating distributions from the trust account with respect to any founder shares and independent director shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. However, if our initial stockholders, sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

Our initial stockholders, sponsor, officers and directors have agreed, or in the case of independent directors appointed after this offering, will agree, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us (i) for working capital purposes (but not to exceed $1,000,000 annually) and/or (ii) to pay our tax obligations), divided by the number of then outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $141,500 (or $21,500 if the over-allotment option is exercised in full) of proceeds held outside the trust account, and the amount we are permitted to withdraw annually for working capital purposes for working capital purposes (not to exceed $1,000,000) from interest earned on the funds held in the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement securities, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriter of this offering and our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of  (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor's only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective targets businesses.

In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $141,500 (or $21,500 if the over-allotment option is exercised in full) from the proceeds of this offering, and the amount we are permitted to withdraw annually for working capital purposes (not to exceed $1,000,000) from interest earned on the funds held in the trust account, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000).

In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,108,500 (whether or not the underwriters overallotment option is exercised), we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of  $1,108,500 (whether or not the underwriters overallotment option is exercised), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under Nevada law, a stockholder may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution or such stockholder’s pro rata share of such claim, whichever is less.

The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) may be considered a liquidating distribution under Nevada law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more). Any action or suit must be commenced within two years after the dissolution if the plaintiff could have known the underlying facts on or before the dissolution, or within three years after the date of dissolution in all other cases.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) is not considered a liquidating distribution under Nevada law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 11.380 of the NRS, the statute of limitations for claims of creditors against stockholders could be three years after the plaintiff could have known the underlying facts.

However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote.

Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), (ii) in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a stockholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension).

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares.	If we seek stockholder approval of our initial business combination, our initial stockholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our initial stockholders, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going- private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

If we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the interest withdrawn in order to pay our taxes and working capital expenses (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over- allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$80,000,000 of the net proceeds of this offering and the sale of the private placement securities will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $70,327,350 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$80,000,000 of the net proceeds of this offering and the sale of the private placement securities held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable, (ii) funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and (iii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	We must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The common stock and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquity informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over- allotment option.	No trading of the units or the underlying common stock and rights would be permitted until the closing of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and in all cases subject to the requirements of other applicable law.	If an acquisition has not been completed within 24 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our offering	Terms Under a Rule 419 Offering
Release of funds	Except for the withdrawal of interest to pay our taxes, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.	The proceeds held in the escrow account are not released until the earlier of the closing of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our offering	Terms Under a Rule 419 Offering
Delivering stock certificates in connection with the exercise of redemption rights	We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.	Many blank check companies provide that a stockholder can vote against a proposed business combination and check a box on the proxy card indicating that such stockholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such stockholder to arrange for delivery of its share certificates to verify ownership.

	Terms of Our offering	Terms Under a Rule 419 Offering
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. However, we would not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.	Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies and blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources and relevant industry knowledge than us. Our ability to acquire larger target businesses will be limited by our available financial resources.

This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently utilize office space at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 from our sponsor and the members of our management team. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers: Larry Swets, Jr., our Chief Executive Officer, and Hassan R. Baqar, our Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Larry G. Swets, Jr.	49	Chief Executive Officer
Hassan R. Baqar	47	Chief Financial Officer
D. Kyle Cerminara	47	Chairman of the Board
Andrew B. McIntyre	62	Director
Scott D. Wollney	55	Director
Richard E. Govignon	47	Director

Larry G. Swets, Jr. has served as our Chief Executive Officer since inception. Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles. Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018. Mr. Swets has served as the Chief Executive Officer of FG Financial Group, Inc. (NASDAQ: FGF) (formerly 1347 Property Insurance Holdings, Inc.), which operates as a diversified reinsurance, investment management and real estate holding company, since November 2020, after having served as Interim CEO from June 2020 to November 2020. Mr. Swets is a member of the board of directors of FG Financial Group, Inc. (Nasdaq: FGF) since November 2013, GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry since June 2016, Harbor Custom Development, Inc. (Nasdaq: HCDI) since February 2020, FG Group Holdings Inc. (NYSE American: FGH) since October 2021, and Ascension Illinois Foundation since March 2018, and was a member of the Board of Directors of Unbounded Media Corporation from June 2019 to September 2023. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Swets serves as Executive Chairman of Saltire Capital Ltd. (TSX: SLT).

Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. From April 2021 to December 2021, Mr. Swets also served as Senior Advisor to Aldel Financial Inc., a special purpose acquisition company, which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Swets served as Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021. Mr. Swets served as the Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. Mr. Swets served as a director of Insurance Income Strategies Ltd. from October 2017 to December 2021. He also previously served as a member of the board of directors of Limbach Holdings, Inc. (NASDAQ: LMB) from July 2016 to August 2021; Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018; Atlas Financial Holdings, Inc. (Nasdaq: AFH) from December 2010 to January 2018; FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008; United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Hassan R. Baqar has served as out Chief Financial Officer since inception. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions.  Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also served as Chief Financial Officer since August 2021 and Executive Vice President since December 2021 of FG Financial Group, Inc. (Nasdaq: FGF) (formerly known as 1347 Property Insurance Holdings, Inc.), which operates as a reinsurance and asset management holding company, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry from August 2019 to December 2021 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, as a director of FG Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020, as director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company since October 2022, and as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023. Mr. Baqar served as a Director, Secretary and Chief Financial Officer of FG Acquisition Corp. (TSX: FGAA.U) from October 2021 to September 2024, a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Baqar serves as Chief Financial Officer of Saltire Capital Ltd. (TSX: SLT).

Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Financial Group, Inc. (Nasdaq: FGF) from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

D. Kyle Cerminara has served as our Chairman since October 2023. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012 and serves as its Chief Executive Officer.

Mr. Cerminara is a member of the board of directors of a number of companies focused in the reinsurance, asset management, technology and communication sectors, including Fundamental Global, Inc. (NASDAQ: FGF) (formerly known as FG Financial Group, Inc. and as 1347 Property Insurance Holdings, Inc.), which operates as a reinsurance and asset management company, since December 2016; Strong Global Entertainment, Inc. (NYSE American: SGE), a leader in the entertainment industry providing mission critical products and services to cinema exhibitors and entertainment venues, since March 2022; and Firefly Systems Inc., a venture-backed digital advertising company, since August 2020. Mr. Cerminara has served as the Chairman and President since the founding of FG Communities, Inc. in July 2022. FG Communities is a corporation created to preserve and improve affordable housing through ownership and management of manufactured housing communities. From October 2021 to September 2024, Mr. Cerminara served as the Chairman of the board of directors of FG Acquisition Corp. (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Cerminara serves as a director of Saltire Capital Ltd.

Mr. Cerminara served as a director of FG Group Holdings Inc., a holding company with diverse business activities focused on serving the entertainment and retail markets that merged with Fundamental Global, Inc. in February 2024, from February 2015 until February 2024; he served as its Chairman from May 2015 until February 2024; and he previously served as its Chief Executive Officer from November 2015 through April 2020. Mr. Cerminara has served as the Chairman of Strong Global Entertainment, Inc. since March 2022. Mr. Cerminara was appointed Chairman of Fundamental Global, Inc. in May 2018 and served as its Principal Executive Officer from March 2020 to June 2020, and has served as its Chief Executive Officer since its merger with FG Group Holdings, Inc. in February 2024. Mr. Cerminara served as a director of BK Technologies Corporation (NYSE American: BKTI) from July 2015 through December 2023, and served as its Chairman from July 2022 through December 2023 and previously from March 2017 until April 2020. From February 2022 to August 2023, Mr. Cerminara served as a Senior Advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. From April 2021 to December 2021, Mr. Cerminara served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which merged with Hagerty Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. He served on the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was appointed Chairman from June 2018 to June 2021; Limbach Holdings, Inc. (NASDAQ: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (NASDAQ: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.

Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price (NASDAQ: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an Analyst at Legg Mason from 2000 to 2001.

Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Scott D. Wollney has served as our director since October 2023. Since March 30, 2015, Mr. Wollney has served as a director of FG Financial Group Inc. (“FGF”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”) (OTC: AFHIF), a specialty commercial automobile insurance business that operates primarily as a managing general agency. Since November 2023, Mr. Wollney has served as a director of FG Merger III Corp., special purpose acquisition companies in the process of completing initial public offerings. From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (KAI), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at both insurance companies, as well as brokerage operations. Mr. Wollney is a MBA graduate of Northwestern University’s Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.

Dr. Richard E. Govignon, Jr was appointed to the Board of Directors of FG Merger II Corp in October 2023. Dr. Govignon, 46, has been a Partner of Dnerus Financial, a family asset management company, since June 2021.  Dr. Govignon is an experienced corporate director/trustee in the U.S. and Canada with broad exposure to numerous industries.  Dr. Govignon serves as a director of the board of FG Financial Group Inc. (Nasdaq: FGF), a reinsurance and asset management holding company focused on collateralized and loss-capped reinsurance and merchant banking since December 2021. Dr. Govignon has been a director of Strong Global Entertainment, Inc. (NYSE: SGE), a corporation focused on supplying screens and providing technical support services to the cinema exhibition industry, theme parks, and other entertainment-related markets since January 2022. From April 2022 to September 2024, Dr. Govignon served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Dr. Govignon serves as a director of Saltire Capital Ltd. Dr. Govignon is also a member of the board of directors of B-Scada, Inc. (OTC: SCDA), a company developing software and hardware products since June 2021. Dr. Govignon served as a member of the board of directors of GreenFirst Forest Products, Inc. (TSXV: GFP), a public company focused on forest product investments, from January 2019 to December 2021. Dr. Govignon also served as a Trustee of the StrongVest ETF Trust (US: CWAI) that, invested in a diversified portfolio of corporate bonds with varying maturities and equity securities from 2017 to 2019. Dr. Govignon has worked in the healthcare and pharmaceutical industry in various management and pharmacy positions for over 20 years, most recently with ShopRite Pharmacy since 2022 and previously with CVS Health Corporation (2022-2019 and from 2013-2017), with Acme Markets Inc. (2017-2019) and Rite Aid Corporation (2001-2013).

Dr. Govignon received a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the University of the Sciences in Philadelphia. We believe Dr. Govignon's managerial experience and his experience in investing and financial analysis make him qualified to serve on our Board of Directors.

Andrew B. McIntyre serves as our Director since October 2023. Mr. McIntyre is Managing Director of Segwin Consulting Ltd., a consultancy specializing in M&A advisory and strategy development and execution.  From November 2021 to September 2024, Mr. McIntyre has served as a director and audit committee member of the FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. McIntyre serves as a director of Saltire Capital Ltd. Since November 2023 Mr. McIntyre has served as a director of FG Merger III Corp., special purpose acquisition companies in the process of completing initial public offerings.  Mr. McIntyre served as Director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to December 2021.  During his tenure as a director of GreenFirst Forest Products, Inc., Mr. McIntyre also served as a member of its audit committee.  From July 2022 through December 2023, Mr. McIntyre was Senior Advisor at Deloitte LLP.  Mr. McIntyre served Sofina Foods Inc. as Senior Vice President, Finance from September 2019 to June 2022.  From October 2016 to August 2019, Mr. McIntyre served Samuel, Son & Co. Limited in the role of Vice President, Corporate Development.  Previously, Mr. McIntyre was Vice President, Corporate Development at Vicwest Inc.  Mr. McIntyre has served on the Boards of Directors of Burloak Technologies Inc., Pre-Insulated Metal Technologies Inc., BBi Enterprises Inc., MDS Capital Company and the Orthopaedic & Arthritic Institute.  Mr. McIntyre’s formal designations include ICD.D., Chartered Financial Analyst, Master of Business Administration from the Schulich School of Business and P. Eng.

Number and Terms of Office of Officers and Directors

Our board of directors consists of three members is divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NASDAQ. The term of office of the first class of directors, consisting of [_] and [_], will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of [_] and [_], will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of [_], will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated articles of incorporation.

Director Independence

The rules of NASDAQ require that a majority of our board of directors be independent within one year of our initial public offering. Our board of directors has determined that D. Kyle Cerminara, Andrew B. McIntyre, Scott D. Wollney and Richard E. Govignon are “independent directors” as defined in NASDAQ rules and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Andrew B. McIntyre, Richard E. Govignon and Scott D. Wollney will serve as members of our audit committee, and Andrew B. McIntyre will chair the audit committee. We expect all of the members of our audit committee to be independent.

Each member of the audit committee is financially literate and our board of directors has determined that Andrew B. McIntyre qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality- control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. Scott D. Wollney and Richard E. Govignon will serve as members of our compensation committee. Scott D. Wollney will chair the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	reviewing and discussing with management the Compensation Discussion and Analysis disclosure required by SEC regulations and determining whether to recommend to the board that such disclosure be included in our Annual Report on Form 10-K and any proxy statement for the election of directors;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to our sponsor of $15,000 per month, for up to 24 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The initial members of our nominating and corporate governance will be Scott D. Wollney, Richard E. Govignon, and Andrew B. McIntyre. Scott D. Wollney will serve as chair of the nominating and corporate governance committee.

We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•	identifying and screening individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Senior Advisor to the Board of Directors

We haved appointed Ndamukong Suh and M. Wesley Schrader as a senior advisor. Senior Advisors will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we acquire following the consummation of this offering. We have entered into any formal arrangements or agreements with Senior Advisors to provide services to us and they will have no fiduciary obligations to present business opportunities to us. They will not be paid any finder’s fees, reimbursement, or consulting fee prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction).

M. Wesley Schrader has served as our senior advisor since October 2023. Mr. Schrader has over 25 years of experience encompassing both non-executive and executive roles. Mr. Schrader founded Waverider Partners LLC, an advisory and investment firm, in 2021 and has served as its managing member since inception. Mr. Schrader co-founded FC Logistics LLC, a privately held company, in April 2024 and has served as its CEO since inception.  Mr. Schrader founded Capital MW LLC, a management consulting firm, in 2008 and has served as its managing member since inception. Mr. Schrader served as Chief Executive Officer and Director of FG Merger Corp. from January 2022 to August 2023. Mr. Schrader also served as Senior Advisor from January 2022 to December 2022 to Columbine Logging, Inc. d/b/a Columbine Corporation, a privately held company, where he served as Chief Executive Officer from March 2018 to December 2021.

Previously, Mr. Schrader has held various executive and management positions, primarily focused on corporate development and finance. Mr. Schrader holds a Bachelor of Science in Electrical Engineering from Valparaiso University, a Master of Business in Administration from the University of Denver, and a Master of Science in Finance from the University of Denver.

Ndamukong Suh has been a Senior Advisor to FG Merger II Corp since October 2023. Mr. Suh is an independent private investor and holds ownership interests in several real estate development projects across Michigan, Nebraska, Oregon and Colorado. Mr. Suh is the Founder and a director of the Suh Family Foundation. He is also a professional athlete and was a member of the Philadelphia Eagles of the National Football League (“NFL”) during 2022. He previously was with the NFL’s Tampa Bay Buccaneers from 2019 to 2022, becoming a Superbowl champion in February 2021, Los Angeles Rams from 2018 to 2019, Miami Dolphins from 2015 to 2017 and Detroit Lions from 2010 to 2014. He has served on the Board of Directors of FG Group Holdings, Inc (NYSE American: FGH), a holding company with diverse business interests since January 2016. Mr. Suh serves as a member of the Board of Advisors of Ember Technologies, a privately held manufacturer and designer of patented temperature adjustable dishware and drinkware. Mr. Suh holds a Bachelor’s degree in Engineering focused on Construction Management from the University of Nebraska.

Code of Business Conduct and Ethics

Prior to the consummation of this offering, we will adopt a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We have filed a copy of our form of the Code of Business Conduct and Ethics and our audit committee and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or NASDAQ rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and officers, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, other than the companies named under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.

Mr. Baqar and Mr. Swets are, respectively, the Chief Financial Officer and Chief Executive Officer of FG Merger II Corp. and FG Merger III Corp., both of which are special purpose acquisiton companies in the process of completing their IPOs. In addition, our sponsor and our officers and directors or any of their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than FG Merger II Corp. and FG Merger III Corp., which are special purposes acquisition companies affiliated with our Chief Financial Officer, Mr. Swets, our Chief Financial Officer, Mr. Baqar, and our directors, D. Kyle Cerminara, Dr. Richard E. Govignon, Scott D. Wollney and Andrew B. McIntyre, and Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. While there is no formal commitment to proceed in this manner, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre to the extent that they are presented with opportunities that could benefit a SPAC, plan to give the first suitable transaction opportunity to this company and the second suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre are involved in any other subsequent blank check companies in the future, Mssrs. Swets, Cerminara, Govignon, Wollney and McIntyre plan to give priority with respect to transaction opportunities first to this company and second to FG Merger III Corp. While there is no formal commitment to proceed in this manner, Mr. Baqar, to the extent that he is presented with opportunities that could benefit a SPAC, plans to give the first suitable transaction opportunity to Aldel Financial II Inc., the second suitable transaction opportunity to this company and the third suitable transcation opportunity to FG Merger III Corp., which is the sequence in which such entities are expected to become public. If Mr. Baqar is involved in any other subsequent blank check companies in the future, Mr. Baqar plans to give priority with respect to transaction opportunities first to Aldel Financial II Inc., second to this company and third to FG Merger III Corp. Our sponsor is not involved in a fiduciary capacity with, nor has any contractual obligations to, any other special purpose acquisition company (including FG Merger II Corp., FG Merger III Corp. and Aldel Financial II Inc.). Other than as specified above, while there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. We expect this company to have priority with respect to such acquisition opportunities because our goal is to complete a business combination with a strong target company and build a track record which includes the successful completion of our initial business combination before turning to other potential opportunities in the market for subsequently formed special purpose acquisition companies. As a result of the foregoing, we do not believe that any potential conflicts from our management team’s other business or investment ventures would materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation

Larry G. Swets, Jr.
	GreenFirst Forest Products, Inc.	Forest Products	Director
	Itasca Golf Managers, Inc.	Real Estate and Hospitality	President
	Saltire Capital Ltd.	Holding Company	Executive Chairman
	FG Merger III Corp.	Special Purpose Acquisition Company	Chief Executive Officer

Hassan Baqar	FG Reinsurance Ltd	Reinsurance	Director
	Saltire Capital Ltd.	Holding Company	Chief Financial Officer
	Craveworthy LLC	Restaurants Portfolio Company	Manager
	FG Merger III Corp.	Special Purpose Acqusiton Company	Chief Financial Officer
	Sequoia Financial LLC	Management Services & Financial Advisory	Managing member
	Aldel Financial II Inc.	Special Purpose Acquisition Company	Chief Financial Officer

Scott D. Wollney	Fundamental Global Inc.	Reinsurance, Investment Management	Director
	Atlas Financial Holdings, Inc.	Property & Casualty Insurance	Director & CEO
	FG Merger III Corp.	Special Purpose Acqusiton Company	Director

Richard E. Govignon	Fundamental Global Inc.	Reinsurance, Investment Management	Director
	Strong Global Entertainment	Cinema Exhibition Industry	Director
	Saltire Capital Ltd.	Holding Company	Director
	B-Scada Inc.	Software and Hardware Development	Director
	Dnerus Financial	Family Asset Management	Partner
	FG Merger III Corp.	Special Purpose Acqusiton Company	Director

D. Kyle Cerminara	Fundamental Global Inc	Reinsurance, Asset Management	Chairman and Chief Executive Officer
	FG Communities Inc.	Real Estate	Chairman & President
	Saltire Capital Ltd.	Holding Company	Chairman
	Strong Global Entertainment, Inc.	Entertainment, Digital Signage and Advertising	Chairman
	Firefly Systems Inc.	Entertainment, Digital Signage and Advertising	Director
	Fundamental Global LLC	Holding Company	Chief Executive Officer
	Fundamental Global GP LLC	GP to a limited partnership	Manager
	Fundamental Global Management LLC	Managed Services	Manager
	Lake Norman Tennis Center LLC	Tennis Club	Manager
	FG Merger III Corp.	Special Purpose Acqusiton Company	Director and Chairman

Andrew B. McIntyre	Saltire Capital Ltd.	Holding Company	Director
	Segwin Consulting Ltd.	Solar Enery, Business Consulting	Director
	FG Merger III Corp.	Special Purpose Acqusiton Company	Director

Potential investors should also be aware of the following other potential conflicts of interest:

•	Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•	Our initial stockholders purchased founder shares prior to the date of this prospectus and will purchase private placement securities in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders have entered into agreements with us, pursuant which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of our initial business combination. The other members of our management team have entered into agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. If we do not complete our initial business combination within the prescribed time frame, the private placement securities will expire worthless. Furthermore, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination. In addition, we could agree to permit the holders of our founder shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Subject to certain limited exceptions, the $15 Exercise Price Warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and directors will own common stock, rights or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•	Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

Further, commencing on the date our securities are first listed on NASDAQ, we will also pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders and holders of Underwriter Shares have agreed to vote their founder shares and Underwriter Shares, and our initial stockholders and the other members of our management team have agreed to vote any founder shares they hold and any shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Nevada law, as it now exists or may in the future be amended. In addition, our amended and restated articles of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated articles of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Nevada law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon conversion of rights or exercise of the $15 Exercise Price Warrants as the rights are not convertible within sixty days of the date of this prospectus and the $15 Exercise Price Warrants are not exercisable within 60 days of the date of this prospectus.

On October 6, 2023, our sponsor paid $25,000 to cover certain of our offering costs in exchange for 2,156,250 founder shares, or approximately $0.012 per share. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 founder shares to members of the Company's management,board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 founder shares. On [_], 2024, we issued a dividend of approximately 0.07 founder shares for every issued and outstanding founder share, or an aggregate of 143,750 founder shares (the “Dividend Shares”), resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares. On [_], 2024, our directors, officers and senior advisors transferred 31,000 Dividend Shares to the sponsor. On [_], 2024, the sponsor transferred an aggregate of 150,000 founder shares to officers of the Company, resulting in the Sponsor holding 1,685,000 founder shares. Prior to the initial investment in the company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 9,200,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the shares of common stock underlying the Underwriter Units, the EarlyBird Units, the private units, the $15 Exercise Price Warrants, or the shares of common stock underlying the units issuable upon conversion of working capital loans). Up to 300,000 of the founder shares will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment is exercised. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, that our initial stockholders have forfeited 300,000 founder shares, and that there are 10,237,500 shares of common stock, consisting of (i) 8,000,000 shares of common stock, (ii) 2,000,000 founder shares, (iii) 190,000 private shares, (iv) 40,000 Underwriter Shares, and (v) 7,500 EarlyBird Shares, issued and outstanding after this offering.

	Before Offering			After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
FG Merger Investors II LLC (our sponsor) (3)	1,685,000	(4)	73.26%	1,685,000	16.46%
Larry G. Swets, Jr.	225,000		9.78%	225,000	2.20%
Hassan R. Baqar	225,000		9.78%	225,000	2.20%
D. Kyle Cerminara	75,000		3.26%	75,000	*
Andrew B. McIntyre	10,000		* %	10,000	*
Scott D. Wollney	10,000		* %	10,000	* %
Richard E. Govignon	10,000		* %	10,000	* %
All executive officers and directors as a group (6 individuals)	555,000		24.13%	555,000	5.42%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of the following is 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143.
(2)	Interests shown include founder shares.
(3)	Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC. The investment and voting decisions for FG Merger Investors II LLC are made jointly by the three managers and no one individual has a controlling decision. Under the so-called “rule of three,” because voting and dispositive decisions are made jointly by three managers, none of the managers is deemed to be a beneficial owner of securities held by FG Merger Investors II LLC. Accordingly, none of the managers of FG Merger Investors II LLC is deemed to have or share beneficial ownership of the securities held by FG Merger Investors II LLC.
(4)	Includes up to 300,000 founder shares that will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

Immediately after this offering, our initial stockholders will beneficially own 20.0% of the then issued and outstanding common stock (assuming they do not purchase any units in this offering and excluding the shares of common stock underlying the public rights, the Underwriter Units and the units issuable upon conversion of any working capital loans). Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including amendments to our amended and restated articles of incorporation and approval of significant corporate transactions including our initial business combination.

Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 1,000,000 $15 Exercise Price Warrants, exercisable for one share of common stock at $15.00 per share for an aggregate purchase price of $100,000, or $0.10 per $15 Exercise Price Warrant, in private placements that will occur simultaneously with the closing of this offering. In addition, our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 190,000 private units at $10.00 per unit, or $1,900,000 in the aggregate. A portion of the purchase price of the $15 Exercise Price Warrants and the private units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $80,000,000 (or $92,000,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), the private units, and the $15 Exercise Price Warrants will expire worthless. The $15 Exercise Price Warrants are subject to the transfer restrictions described below and will expire at 5:00 p.m. New York City Time ten years after the consummation our initial business combination. In addition, the $15 Exercise Price Warrants will not be redeemable by us and will be exercisable on a cashless basis.

FG Merger Investors II LLC, our sponsor, and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Sponsor Ownership

The following table sets forth information regarding the ownership of interests in FG Merger Investors II LLC, our sponsor, by each person known by us to have material direct and indirect interests in the sponsor;

	Before Offering		After Offering
Name of Beneficial Owner(1)	Number of Units Beneficially Owned	Approximate Percentage of Outstanding Units	Number of Units Beneficially Owned	Approximate Percentage of Outstanding Units
Larry G. Swets, Jr.
Hassan R. Baqar
D. Kyle Cerminara

Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC. and direct its day to day operations. There are no other direct and indirect material interests in the sponsor.

Transfers of Founder Shares and Private Placement Securities

The founder shares, private units, Underwriter Units, EarlyBird Units, $15 Exercise Price Warrants and any shares of common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our initial stockholders and management team. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, (a) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (b) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination, provided, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up and (ii) in the case of the $15 Exercise Price Warrants and the respective shares of common stock underlying such warrants, until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any affiliate of our sponsor or to any member of the sponsor or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares. rights or warrants were originally purchased; (f) by virtue of the laws of the State of Nevada or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) $15 Exercise Price Warrants, which will be issued in a private placement simultaneously with the closing of this offering and the shares of common stock underlying such $15 Exercise Price Warrants, (iii) Underwriter Shares and the shares of common stock underlying such Underwriter Rights, which will be issued as part of the Underwriter Units in a private placement simultaneously with the closing of this offering, (iv) EarlyBird Shares and the shares of common stock underlying such EarlyBird Rights, which will be issued as part of the EarlyBird Units in a private placement simultaneously with the closing of this offering, (v) the private shares and the shares of common stock underlying the private rights and (vi) the shares of common stock and and the shares of common stock underlying the rights included in the units that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $1.5 million of working capital loans are converted into private units, we will be obligated to register up to 3,713,175 shares of common stock and 1,000,000 $15 Exercise Price Warrants. The number of shares of common stock includes (i) 2,300,000 founder shares, (ii) 1,000,000 shares of common stock underlying the $15 Exercise Price Warrants, (iii) 46,000 Underwriter Shares, (iv) 7,500 EarlyBird Shares, (v) 190,000 private shares, (vi) 2,300 shares underlying the Underwriter Rights, (vii) 375 shares underlying the EarlyBird Rights, (viii) 9,500 shares of common stock underlying the private rights, (ix) 150,000 shares of common stock underlying the units issued upon conversion of working capital loans (the “working capital units”), and (x) 7,500 shares of common stock underlying the rights included in the working capital units. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 6, 2023, our sponsor paid $25,000 in exchange for 2,156,250 founder shares, or approximately $0.012 per share. On [_], 2024, we issued a dividend of approximately 0.07 founder shares for every issued and outstanding founder share, or an aggregate of 143,750 founder shares (the “Dividend Shares”), resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares. On [_], 2024, our directors, officers and senior advisors transferred 31,000 Dividend Shares to the sponsor. On [_], 2024, the sponsor transferred an aggregate of 150,000 founder shares to officers of the Company, resulting in the Sponsor holding 1,685,000 founder shares. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 9,200,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering (not including the shares of common stock underlying the Underwriter Units, the EarlyBird Units, the private units, the $15 Exercise Price Warrants, or the units issuable upon conversion of working capital loans). Up to 300,000 of the founder shares will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment is exercised. If we increase or decrease the size of the offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20.0% of our issued and outstanding common stock upon the consummation of this offering (not including the shares of common stock underlying the Underwriter Units, the private units, or the units issuable upon conversion of working capital loans).

Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 1,000,000 $15 Exercise Price Warrants at $0.10 per $15 Exercise Price Warrant in a private placement that will occur simultaneously with the closing of this offering. In addition, our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 190,000 private units at $10.00 per unit for an aggregate purchase price of $1,900,000. The private placement securities, including the underlying shares of common stock, may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

We currently utilize office space at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 from our sponsor. Subsequent to the closing of this offering, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Except as otherwise disclosed in this prospectus, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the closing of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Prior to the closing of this offering, our sponsor may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of the closing of this offering or the date on which the company determines not to conduct the offering described herein.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares and private placement securities which is described under the heading “Principal Stockholders — Registration Rights.”

In addition, although there are no current plans to do so, in order to facilitate our initial business combination or a PIPE financing or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private units, the $15 Exercise Price Warrants or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees.

Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

DESCRIPTION OF SECURITIES

We are a Nevada corporation and our affairs are governed by our amended and restated articles of incorporation and the NRS. Pursuant to our amended and restated articles of incorporation which will be adopted prior to the consummation of this offering, we will be authorized to issue 100,000,000 shares of common stock, as well as 4,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated articles of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

Units

Public Units

Each unit has an offering price of $10.00 and consists of one share of common stock and one public right. Each right entitles the holder thereof to receive one-twentieth (1/20) of a share of common stock upon consummation of our initial business combination. We will not issue fractional shares. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination. The common stock and rights comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquity informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and rights.

In no event will the common stock and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the closing of this offering, which closing is anticipated to take place three business days after the date of this prospectus.

If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Underwriter Units

The Underwriter Units (including the Underwriter Rights or Underwriter Shares issuable upon exercise of such rights) will not be transferable, assignable or salable until after the completion of our initial business combination. Otherwise, the Underwriter Units are identical to the units sold in this offering except that the Underwriter Uniuts (i)  may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination and (ii)  will be entitled to registration rights.

Private Units

The private units (including the private rights or private shares issuable upon conversion of such rights) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Placement Securities,” to our officers and directors and other persons or entities affiliated with our sponsor). The private units are otherwise identical to the units sold in this offering.

EarlyBird Units

The EarlyBird Units are identical to the private units.

Working Capital Loan Units

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender.

The units issuable upon the conversion of working capital loans (the “working capital loan units”) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. Otherwise, the working capital loan units are identical to the units sold in this offering except that the securities underlying the working capital loan units will be entitled to registration rights.

Additionally, the units that have not already been separated will automatically separate into their component parts in connection with the completion of our initial business combination and will no longer be listed thereafter.

Common Stock

Prior to the date of this prospectus, there were 2,300,000 founder shares outstanding, all of which were held of record by our initial stockholders, so that our initial stockholders will own 20% of our issued and outstanding shares after this offering (assuming our initial stockholders do not purchase any units in this offering and excluding the shares of common stock underlying the public rights, the Underwriter Units, the EarlyBird Units, the private units, the $15 Exercise Price Warrants and the units issuable upon conversion of any working capital loans). Up to 300,000 of the founder shares will be forfeited by our initial stockholders depending on the extent to which the underwriters’ over-allotment is exercised. Upon the closing of this offering, 10,237,500 of our shares of common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 300,000 founder shares by our initial stockholders) including:

•	8,000,000 shares of common stock underlying units issued as part of this offering;

•	40,000 shares of common stock underlying the Underwriter Units;

•	7,500 shares of common stock underlying the EarlyBird Units;

•	190,000 shares of common stock underlying the private units; and

•	2,000,000 founder shares held by our initial stockholders.

If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20.0% of our issued and outstanding common stock upon the consummation of this offering (not including the shares of common stock underlying the Underwriter Units, the private units, or the shares of common stock underlying the units issuable upon conversion of working capital loans, or the shares of common stock underlying the units issuable upon conversion of working capital loans).

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of common stock (including the founder shares, private placement shares and Underwriter Shares) will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law. Unless specified in our amended and restated articles of incorporation, or as required by applicable provisions of the NRS or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the Nasdaq. We may not hold an annual meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share (whether or not the underwriters exercise their over-allotment option). Our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination. In addition, the underwriters have agreed to (i) waive their redemption rights with respect to their Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). In addition, the underwriters have agreed to vote any Underwriter Shares held by them in favor of our initial business combination. Unlike many special purpose acquisition companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated articles of incorporation requires these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock voted are voted in favor of our initial business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares in open market transactions. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders, sponsor, officers and directors and the underwriters have agreed to vote any founder shares and Underwriter Shares they hold and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 329,376, or approximately 4.12%, of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the shares underlying the Underwriter Units and the private units are voted in favor of the transaction) in order to have our initial business combination approved (assuming the over-allotment option is not exercised and a quorum is present at the meeting). In the event that the over-allotment option is exercised and a quorum is present at the meeting, in addition to the founder shares, the private shares and the Underwriter Shares, we would need only 399,876, or approximately 4.35%, of the 9,200,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and the Underwriter Shares are voted in favor of the transaction) in order to have our initial business combination approved. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. Public stockholders who sell or redeem their stock into their share of the trust account still have the right to convert the rights that they received as part of the units.

Pursuant to our amended and restated articles of incorporation, we have until the completion window to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 24-month period, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. If we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders and the underwriters have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. However, if our initial stockholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

Except as described below, the founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination, provided, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Up to 300,000 founder shares will be forfeited by our initial stockholders depending on the exercise of the over-allotment option.

EarlyBird Shares

The EarlyBird Shares are identical to the shares included in the units sold in this offering, except that the EarlyBird Shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to the officers and directors and other persons or entities affiliated with EarlyBirdCapital, Inc.

Underwriter Shares

The Underwriter Shares will not be transferable, assignable or salable until after the completion of our initial business combination. ThinkEquity has agreed to (i) waive their redemption rights with respect to their Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Otherwise, the Underwriter Shares are identical to the shares of common stock underlying the units sold in this offering.

Preferred Stock

Our amended and restated articles of incorporation authorize 4,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

$15 Exercise Price Warrants

Each $15 Exercise Price Warrant entitles the registered holder to purchase one share of common stock at a price of $15.00 per share at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder.

The $15 Exercise Price Warrants (including the common stock issuable upon exercise such warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and 15 Exercise Price Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the 15 Exercise Price Warrants) and they will not be redeemable by us and will be exercisable on a cashless basis. In addition, the $15 Exercise Price Warrants will expire at 5:00 p.m. New York City Time ten years after the consummation our initial business combination.

If holders of the $15 Exercise Price Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean, as of any date, the average last reported sale price of the common stock as reported during the ten (10) trading day period ending on the trading day prior to such date.

Our initial stockholders have agreed not to transfer, assign or sell any of the $15 Exercise Price Warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and $15 Exercise Price Warrants,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the completion of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-twentieth (1/20) of a share of common stock upon consummation of our initial business combination, even if the holder of a public right converted all shares of common stock held by him, her or it in connection with the initial business combination or an amendment to our certificate of incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-twnetieth (1/20) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of 20 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the closing of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering, then we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the number of founder shares at 20.0% of our issued and outstanding common stock upon the consummation of this offering (not including the shares of common stock underlying the Underwriter Units, the private units, or the units issuable upon conversion of working capital loans). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Warrant Agent and Rights Agent

The transfer agent for our common stock, warrant agent for our warrants, and rights agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent,warrant agent, and rights agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Amended and Restated Articles of incorporation

Our amended and restated articles of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the shares of common stock underlying the public rights, the Underwriter Units, EarlyBird Units, the private units, the $15 Exercise Price Warrants or the units issuable upon conversion of working capital loans), may participate in any vote to amend our amended and restated articles of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated articles of incorporation provide, among other things, that:

•	If we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

•	Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering (or such later date pursuant to an approved extension) or (y) amend the foregoing provisions;

•	Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm that such a business combination is fair to our company from a financial point of view;

•

If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on NASDAQ, we will provide our public stockholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) by one of the two methods listed above

•	So long as we obtain and maintain a listing for our securities on NASDAQ, NASDAQ rules require that we must not consummate an initial business combination with one or more operating businesses or assets with a fair market value of at least 80% of the assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted) at the time of the agreement to enter into the initial business combination;

•	If our stockholders approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their common stock (up to an aggregate of 15% for each public stockholder of the shares sold in this offering, as described in more detail in this prospectus) upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) and taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein; and

•	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

Certain Anti-Takeover Provisions of Nevada law and our Amended and Restated Articles of Incorporation and Bylaws

Business Combinations

We will be subject to the provisions of Sections 78.411 to 78.444, inclusive, of the NRS regulating corporate takeovers upon completion of this offering. This statute generally prohibits a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person first became an interested stockholder, unless the combination or transaction was approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors, if within two years after the date in which the person became an interested stockholder, and is approved by the affirmative vote of stockholders representing at least 60% (for a combination within two years after the date of the transaction in which the person first became an interested stockholder) or a majority (for combinations between two and four years after the date of the transaction in which the person first became an interested stockholder) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:

•

the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually and less certain dividends paid, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest compounded annually and less certain dividends paid, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock (plus accrued preferred dividends declared or due to such holders, unless such preferred dividends are already included in such liquidation value), if it is higher; and

•	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets (determined on a consolidated basis) of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder under any agreement, arrangement or understanding, whether or not in writing, and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

We have opted out of the protections of Sections 78.411 to 78.444, inclusive, of the NRS in our amended and restated articles of incorporation until our founder ceases to beneficially own at least 15% of our outstanding shares of common stock.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliated corporation, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 immediately preceding days. We will not be subject to these “control share” provisions unless we do business in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation in the election of directors. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth (10th) day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the acquirer does not deliver an “offeror’s statement” to the registered office of the corporation within 10 days following its acquisition of such “control shares” or, if such offeror’s statement is timely delivered, the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We have opted out of these provisions in our amended and restated articles of incorporation until our founder ceases to beneficially own at least 15% of our outstanding shares of common stock.

Exclusive forum for certain lawsuits

Our amended and restated articles of incorporation will require, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our amended and restated articles of incorporation or bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or bylaws; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, then any other state district court located in the State of Nevada shall be the exclusive forum for such action. In the event that no state district court in the State of Nevada has jurisdiction over any such action, then a federal court located within the State of Nevada shall be the exclusive forum for such action. Notwithstanding the foregoing, our amended and restated articles of incorporation will provide that this exclusive provision forum will not apply to suits arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court (either in the State of Nevada or otherwise) may determine that this provision is unenforceable or inapplicable to a particular claim due to choice-of-law considerations. To the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Nevada law permits stockholder action by written consent unless the corporation’s articles of incorporation or bylaws provide otherwise. Pursuant to Section 78.320 of the NRS, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, if a written consent to such action is signed by the holders of outstanding stock having at least a majority of the voting power of all classes entitled to vote, or such different proportion that would be required for such an action at a meeting of the stockholders. Our amended and restated articles of incorporation will provide that stockholder action by written consent will not be permitted and that all stockholder actions must be taken at a meeting of our stockholders other than with respect to any action required or permitted to be taken exclusively by holders of our founder shares (including the appointment or removal of directors prior to our initial business combination), in which case such action may be taken by written consent.

Common Stock Consent Right

For so long as shares of our common stock are outstanding, we may not amend, alter or repeal any provision in our amended and restated articles of incorporation so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of either such class of common stock as compared to those of the other class of common stock without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of common stock whose relative rights, preferences, qualifications, limitations or restrictions are so affected.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated articles of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Securities Eligible for Future Sale

Immediately after this offering we will have 10,237,500 (or 11,743,500 if the underwriters’ over- allotment option is exercised in full) shares of common stock outstanding. Of these shares, the shares of common stock sold in this offering (8,000,000 shares of common stock if the underwriters’ over- allotment option is not exercised and 9,200,000 shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (2,000,000 founder shares if the underwriters’ over-allotment option is not exercised and 2,300,000 founder shares if the underwriters’ over-allotment option is exercised in full), all of the outstanding Underwriter Units (40,000 Underwriter Units if the underwriters’ over-allotment option is not exercised and 46,000 Underwriter Units if the underwriters’ over-allotment option is exercised in full), all of the 7,500 EarlyBird Units, all of the private shares (190,000 private shares regardless of whether the underwriters exercise their over-allotment option) and all of the outstanding 15 Exercise Price Warrants (1,000,000 warrants regardless of whether the underwriters’ over-allotment option is exercised) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares, rights or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares, rights or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding, which will equal 102,375 shares immediately after this offering (or 117,435 if the underwriters exercise in full their over-allotment option); or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders and holders of Underwriter Units will be able to sell their founder shares, private units, private shares, private rights and the shares underlying the private rights, 15 Exercise Price Warrants, Underwriter Units, Underwriter Shares, Underwriter Rights and shares underlying the Underwriter Rights, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) $15 Exercise Price Warrants, which will be issued in a private placement simultaneously with the closing of this offering and the shares of common stock underlying such $15 Exercise Price Warrants, (iii) Underwriter Shares and Underwriter Rights (and the shares of common stock underlying such Underwriter Rights), which will be issued as part of the Underwriter Units in a private placement simultaneously with the closing of this offering, (iv) EarlyBird Shares and EarlyBird Rights (and the shares of common stock underlying such EarlyBird Rights), which will be issued as part of the EarlyBird Units in a private placement simultaneously with the closing of this offering, (v) private shares and (vi) the shares of common stock and rights underlying the units that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $1.5 million of working capital loans are converted into private units, we will be obligated to register up to 3,713,175 shares of common stock and 1,000,000 $15 Exercise Price Warrants. The number of shares of common stock includes (i) 2,300,000 founder shares, (ii) 1,000,000 shares of common stock underlying the $15 Exercise Price Warrants, (iii) 46,000 Underwriter Shares, (iv) 7,500 EarlyBird Shares, (v) 190,000 private shares, (vi) 2,300 shares underlying the Underwriter Rights, (vii) 375 shares underlying the EarlyBird Rights, (viii) 9,500 shares of common stock underlying the private rights, (ix) 150,000 shares of common stock underlying the units issued upon conversion of working capital loans (the “working capital units”), and (x) 7,500 shares of common stock underlying the rights included in the working capital units. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to have our units listed on NASDAQ under the symbol “[_]U” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on NASDAQ. Once the securities comprising the units begin separate trading, we expect that the common stock and rights will be listed on NASDAQ under the symbols “[_]” and “[_]R,” respectively.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

 The following discussion is a summary of certain U.S. federal income tax consequences generally applicable to the acquisition, ownership and disposition of our units (each consisting of one share of common stock and one right to receive one-twentieth (1/20) of a share of common stock, which we refer to collectively as our securities). Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying common stock and one right to receive one-twentieth (1/20) of a share of common stock components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and rights should also apply to holders of units (as the deemed owners of the underlying common stock and rights that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased units for cash in this offering. This discussion assumes that the common stock and rights will trade separately and that any distributions made (or deemed made) by us on our common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	our founders, the sponsor, officers or directors;

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market tax accounting rules;

•	S Corporations;

•	tax-exempt entities;

•	individual retirement accounts or other tax deferred accounts;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of our shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	persons required to accelerate the recognition of any item of gross income with respect to common stock or rights as a result of such income being recognized on an applicable financial statement;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought regarding any tax matter discussed herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You should consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently imposed at a rate of 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock and one right to receive one-twentieth (1/20) of a share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of common stock and the right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of common stock and the right should be the stockholder’s tax basis in such share or right, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock and the right comprising the unit, and the amount realized on the disposition should be allocated between the common stock and the right based on their respective relative fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of shares of common stock and rights comprising units should not be a taxable event for U.S. federal income tax purposes.

The foregoing U.S. federal income tax treatment of the shares of common stock and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of common stock or rights who or that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

Taxation of Distributions.

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at preferential long-term capital gains rates. It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights.

Upon a sale or other taxable disposition of our common stock or rights which, in general, would include a redemption of common stock or rights that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or rights. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or rights so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock or the rights based upon the then relative fair market values of the common stock and the rights included in the units) and (ii) the U.S. holder’s adjusted tax basis in its common stock or rights so disposed of. A U.S. holder’s adjusted tax basis in its common stock or rights generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock or one right to receive one-twentieth (1/20) of a share of common stock) less, in the case of a share of common stock, any prior distributions treated as a return of capital.

Redemption of Common Stock.

In the event that a U.S. holder’s common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities — Common Stock” or if we purchase a U.S. holder’s common stock in an open market transaction (such open market purchase of common stock by us is referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale of the common stock under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of the common stock, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights” above. If the redemption or purchase by us does not qualify as a sale of the common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions”. Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning rights) relative to all of our shares outstanding both before and after the redemption or purchase by us. The redemption or purchase by us of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by such U.S. holder. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the rights. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption or purchase by us of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption or purchase by us. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning rights). The redemption or purchase by us of the common stock will not be essentially equivalent to a dividend if the redemption or purchase by us results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption or purchase by us will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption or purchase by us.

If none of the foregoing tests is satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its rights or possibly in other stock constructively owned by it.

Satisfaction or Lapse of a Right.

The delivery of shares of common stock in satisfaction of a right is not expected to be a taxable event. The U.S. holder’s tax basis in the share of our common stock received upon receipt of shares with respect to a right generally should be an amount equal to the sum of the U.S. holder’s initial investment in the right (i.e., the portion of the U.S. holder’s purchase price for each unit that is allocated to the right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”). The U.S. holder’s holding period for the common stock received in satisfaction of the rights generally should begin on the date following receipt of shares (or possibly the date of receipt) with respect to a right and should not include the period during which the U.S. holder held the rights. If a right is allowed to lapse unexercised, a U.S. holder may be allowed to recognize a capital loss equal to such holder’s tax basis in the right. The treatment of the rights is uncertain under U.S. federal income tax law. Prospective investors should consult their own tax advisors with respect to the tax treatment of the rights.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of common stock and rights, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, common stock or rights who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation or

●	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions.

In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. holder that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an applicable IRS Form W-8). Instead, such dividends will generally be subject to U.S. federal income tax as if the Non-U.S. holder were a United States resident, subject to an applicable tax treaty providing otherwise. A Non-U.S. holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Satisfaction or Lapse of a Right.

The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a right, or the lapse of a right held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of a right by a U.S. holder, as described under “U.S. Holders — Satisfaction or Lapse of a Right” above.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights.

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain realized on a sale, taxable exchange or other taxable disposition of our common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 24 months from the closing of this offering, or rights (including an expiration or redemption of our rights), in each case without regard to whether those securities were held as part of a unit, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a United States resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or rights will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or rights from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Redemption of Common Stock.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s common stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. Holders — Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Rights,” as applicable. Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s common stock unless special procedures are available to Non-U.S. holders to certify that they are entitled to exemptions from, or reductions in, such withholding tax. However, there can be no assurance that such special certification procedures will be available. A Non-U.S. holder generally may obtain a refund of any such excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of common stock and rights. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes.

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK AND RIGHTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

UNDERWRITING

The company and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, the underwriters have agreed to purchase the number of units indicated in the following table.

Underwriters	Number of Units
ThinkEquity LLC
Total	8,000,000

The underwriters are committed to take and pay for all of the units being offered, if any are taken, other than the units covered by the option described below unless and until this option is exercised.

The company granted to the underwriters an option to purchase, from time to time, in whole or in part, up to an aggregate additional 1,200,000 units at the public offering price set forth on the cover page of this prospectus less underwriting discounts and commissions from the company to cover sales by the underwriters of a greater number of units than the total number set forth in the table above. The underwriters may exercise that option for 45 days.

The following table shows the total underwriting discounts and commissions to be paid to the underwriters by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 1,200,000 additional units.

		Without Overallotment Option	With Overallotment Option
Public offering price	$10.00	$80,000,000	$92,000,000
Underwriting commissions(1)	0.10	$750,000	$870,000
Proceeds, before expenses, to us	$9.90	$79,250,000	$91,130,000

(1)	The underwriter will be entitled to an underwriting discount equal to the lesser of (i) 1% of the gross proceeds of this offering and (ii) an amount equal to $750,000 plus 1% of the gross proceeds from the sale of the over-allotment units. In addition to the cash compensation set forth herein, we have agreed to issue to the underwriters units equaling 0.5% of the units sold in this offering, or 40,000 units, or up to 46,000 units if the underwriters’ over-allotment option is exercised in full, each consisting of one share of common stock and one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination (the “Underwriter Units”), in a private placement to be completed concurrently with the consummation of this offering. Except with respect to certain registration rights and transfer restrictions, the Underwriter Units will be identical to the public units sold in this offering.

The company estimates expenses payable in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,108,500 (whether or not the underwriters overallotment option is exercised). The company has agreed to pay certain out-of-pocket expenses of the underwriters, including (i) background checks up to $15,000 in the aggregate, (ii) the $20,000 cost associated with data and communications expenses including the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering, (iii) accountable road show expenses up to $15,000 and (iv) fees and expenses of the underwriters’ legal counsel in an amount not to exceed $90,000. Accountable expenses for the underwriters will not exceed $135,000 in the aggregate.

EarlyBirdCapital, Inc. is acting as a financial advisor to the Company and will receive a fee of $250,000 and 7,500 EarlyBird Units at the closing of this offering.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. After the initial offering of the units, the representative may change the offering price and the other selling terms. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The company and its sponsors, officers, and directors have agreed with the underwriters, subject to certain exceptions, not to, except with the prior written consent of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus; provided, however, that the company may (1) issue and sell the $15 Exercise Price Warrants, (2) issue and sell the additional units to cover the underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares, the $15 Exercise Price Warrants and the rights and shares of common stock issuable upon separation of the private units and (4) issue securities in connection with a Business Combination. The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The company’s initial stockholders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Securities”. In addition, we could agree to permit the holders of our founder shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Any permitted transferees will be subject to the same restrictions and other agreements of the company’s initial stockholders with respect to any founder shares. The company refers to such transfer restrictions throughout this prospectus as the lock- up.

The private placement securities (including the shares of common stock issuable upon exercise of the $15 Exercise Price Warrants and the shares of common stock underlying the private units) will not be transferable, assignable or salable until 30 days after the closing of the company’s initial business combination (except with respect to permitted transferees as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Securities”).

Assuming no liquidation, merger, share exchange, reorganization or other similar transaction takes place, lock-ups on the founder shares and private placement securities would expire as follows:

Founder Shares	Private Placement Securities, Underwriter Units and Advisory Units
(i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination	30 days after the completion of the business combination, provided, however, that the Underwriter Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules.

During the period commencing on the date of this prospectus and ending 180 days after such date, the initial stockholders shall not, without the prior written consent of ThinkEquity LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any units, shares of common stock (including, but not limited to, founder shares), rights or any securities convertible into, or exercisable, or exchangeable for, shares of common stock owned by it, him or her, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any units, shares of common stock (including, but not limited to, founder shares), rights or any securities convertible into, or exercisable, or exchangeable for, shares of common stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise

The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

We have agreed to issue to ThinkEquity and/or its designees 40,000 Underwriter Units (or 46,000 Underwriter Units if the underwriters’ over-allotment option is exercised in full) upon the consummation of this offering. ThinkEquity has agreed not to transfer, assign or sell any such Underwriter Units until the completion of our initial business combination. The Underwriter Units are identical to the units sold in this offering except that the Underwriter Units (i)  may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination and (ii) will be entitled to registration rights. Pursuant to the registration rights agreement, holders of at least 15% of the then outstanding number of registrable securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The demand and piggyback registration rights being granted to ThinkEquity LLC and/or its designees are subject to FINRA Rule 5110(g)(8). Accordingly, ThinkEquity LLC and/or its designees may not exercise their demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the costs and expenses of filing any such registration statements.

In addition, ThinkEquity has agreed to (i) waive its redemption rights with respect to its Underwriter Shares in connection with the completion of our initial business combination, (ii) waive its redemption rights with respect to their Underwriter Shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive its rights to liquidating distributions from the trust account with respect to their Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Subject to certain conditions, we granted ThinkEquity for a period beginning on the closing of this offering and ending on the later of 24 months after the closing of this offering and 12 months after the consummation of our business combination, a right of first refusal to act as (i) exclusive financial advisor in connection with all of our proposed business combinations for a fee of 3.5% of the proceeds of the offering (subject to our right to allocate up to 50% of such fee to another financial institution in our sole discretion), and (ii) sole investment banker, sole book- runner and/or sole placement agent, at ThinkEquity’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such period for us or any successor to us or any of our subsidiaries, on terms agreed to by both us and ThinkEquity in good faith. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Prior to the offering, there has been no public market for the units. The initial public offering price has been negotiated among the company and the underwriters. The determination of the per unit offering price was more arbitrary than would typically be the case if the company was an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, the company’s management, the company’s capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to the company.

An application will be made to quote the units, common stock and rights on NASDAQ under the symbol “[_]U”, “[_]” and “[_]R”, respectively.

In connection with the offering, the underwriters may purchase and sell units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional units for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to cover the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase additional units pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional units for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of units made by the underwriters in the open market prior to the closing of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s units, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NASDAQ in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no units have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of units may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of units shall require the company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

The underwriters have represented and agreed that:

(a) they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the units in circumstances in which Section 21 (1) of the F SMA does not apply to the company; and

(b) they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3 (1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do s n under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, on be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(l) of the SFA, or any person pursuant to Section 275(1 A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1 A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non- financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Loeb & Loeb LLP, New York, New York with respect to the units and rights and by Holland & Hart LLP with respect to the common stock and matters of Nevada law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Blank Rome LLP, New York, New York.

EXPERTS

The audited financial statements of FG Merger II Corp., as of December 31, 2023, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 22, 2023 (inception) through December 31, 2023 and for the period ended December 31, 2023, included in this prospectus have been audited by Fruci & Associates II, PLLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-l under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

F-1

FG Merger II Corp.

Balance Sheet

June 30, 2024

	June 30,	December 31,
	2024	2023
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$54,745	$56,248
Deferred offering costs	114,670	114,670
Total assets	$169,415	$170,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,440	$1,761
Accrued offering costs	20,939	20,939
Promissory note	125,000	125,000
Total liabilities	$148,379	$147,700
Commitment and contingencies	-	-
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 shares authorized; 2,156,250 issued and outstanding	$216	$216
Additional paid in capital	$24,787	$24,784
Accumulated deficit	(3,964)	(1,782)
Total stockholders’ equity	21,036	23,218
Total liabilities and stockholders’ equity	$169,415	$170,918

The accompanying notes are an integral part of the financial statements

F-2

FG Merger II Corp.

Statement of Operations

For the six months period ended June 30, 2024

		For the period
	Six months	September 30,
	ended	2023 (inception)
	June 30,	To December 31,
	2024	2023
		(audited)
Formation costs	$-	$1,645
General and administrative expenses	2,182	137
Net loss	$(2,182)	$(1,782)

Weighted average common shares outstanding
Basic and diluted	2,156,250	2,156,250

Basic and diluted net loss per share	$(0.001)	$(0.001)

The accompanying notes are an integral part of the financial statements.

F-3

FG Merger II Corp.

Statement of Changes in Stockholders’ Equity

For the six month period ended June 30, 2024

	Common	Common	Additional		Total
	Stock	Stock	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at September 20, 2023 (inception)	-	$-	$-	$-	$-
Issuance of founder shares	2,156,250	$216	$24,784	$-	$25,000
Net loss	-	-	-	(1,782)	(1,782)
Balance at December 31, 2023	2,156,250	$216	$24,784	$(1,782)	$23,218
Net loss	-	-	-	(2,182)	(2,182)
Balance at June 30, 2024	2,156,250	$216	$24,784	$(3,964)	$21,036

The accompanying notes are an integral part of the financial statements.

F-4

FG Merger II Corp.

Statement of Cash Flows

For the six month period ended June 30, 2024

		For the period
	Six months	September 30,
	ended	2023 (inception)
	June 30,	To December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(2,182)	$(1,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Deferred offering cost	-	(114,670)
Accrued offering cost	-	20,939
Accounts payable	679	1,761
Net cash provided(used) by operating activities	$(1,503)	$(93,752)

Cash flows from financing activities
Promissory note	-	125,000
Founder share issuance	-	25,000
Net cash provided by operating activities	-	150,000

Net increase(decrease) in cash	$(1,503)	$56,248
Cash at beginning of period	56,248	-
Cash at end of period	$54,745	$56,248

The accompanying notes are an integral part of the financial statements.

F-5

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FG Merger II Corp. (the “Company”) is a blank check company incorporated in Nevada on September 20, 2023. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial services industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30,2024, the Company had not yet commenced any operations. All activity through June 30, 2024 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through i) the Proposed Offering of 8,000,000 units at $10.00 per unit (or 9,200,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3, ii) the sale of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, iii) the sale of 190,000 units at $10.00 per unit (the “Private Units”) in a private placement to the Company’s sponsor, FG Merger Investors II LLC (the “Sponsor”), directors, officers, and advisors that will close simultaneously with the Proposed Offering. Each Private Unit will consist of one common share and one right. right (“Private Unit Right”). Each whole Private Unit Right will entitle the holder to convert the right to one-twentieth share of common stock.

The Company intends to list the Units on the National Association of Securities Dealers Automated Quotations (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the $15 Private Warrants, and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the trust account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that $10.00 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

F-6

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination. In the event that the Company seeks stockholder approval in connection with a Business Combination, the Company will proceed with the Business Combination only if a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated articles of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated articles of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor, officers, directors and advisors (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s amended and restated articles of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the amended and restated articles of incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, the Private Units and $15 (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have until 24 months from the closing of the Proposed Offering to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) andtaxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination period.

F-7

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At June 30, 2024, the Company had $ 56,248 cash and a working capital surplus of $21,036. The Company has incurred and expects to continue to incur significant costs in pursuit of its Proposed Offering and Business Combination plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3, as well as sale of $15 Private Warrants and Private Units as discussed above. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-8

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023.

Deferred offering costs

Deferred offering costs consist of legal, underwriter expenses and audit expense incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2024and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. Company’s year end is December 31 and no statutory tax deadline has yet occurred.

There was no provision for income taxes for the six month period June 30, 2024 and for the period from September 20, 2023 (inception) to December 31, 2023.

Net loss per share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Stockholders. The Company had 2,156,250 founder shares outstanding as of June 30, 2024.

F-9

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature. The Company did not have any financial instruments as of June 30, 2024.

Recently issued accounting standard

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 8,000,000 Units (or 9,200,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one common share and one right to receive one-twentieth common share (“Public Right”).(see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor has committed to purchase an aggregate of 1,000,000 $15 Private Warrants at a price of $0.10 per $15 Private Warrant, 3, and 190,000 Private Units at a price of $10.00 per Private Unit, in each case, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The aggregate gross proceeds from the sale of $15 Private Warrants, and Private Units will be $2,000,000. If the Company does not complete a Business Combination within the Combination Period, the $15 Private Warrants and the Private Unit Warrants will expire worthless. The $15 Private Warrants will be non-redeemable for cash and exercisable on a cashless basis. Each $15 Private Warrant will entitle the holder to purchase one share of common stock at its respective exercise price. Each Private Right will entitle the holder to receive one-twentieth of common shares.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On October 6, 2023, the Company issued an aggregate of 2,156,250 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 Founder Shares to members of the Company's management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares The Founder Shares include an aggregate of up to [300,000] shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Offering and excluding the securities underlying the $15 Private Warrants, the Private Units).

The Initial Stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Public Shares for cash, securities or other property.

F-10

Promissory Notes

On October 6, 2023, the Company issued a Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. As of June 30, 2024, there was 125,000 outstanding under the Promissory Notes. The Promissory Notes are noninterest bearing and payable on the earlier of (i) the consummation of the Proposed Offering or (ii) the date on which the Company determines not to conduct the Proposed Offering.

Due to Sponsor

Included in the accrued offering cost on the Company’s balance sheet, $25,000 is due to Sponsor for expenses paid by the Sponsor on behalf of the Company.

Administrative Services Agreement

Upon closing of the Proposed Offering, the Company intends to enter into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor whereby the Sponsor will perform certain services for the Company for a monthly fee of $15,000.

Both executive officer and a director of the Company will serve as managers of the Sponsor at close of the Proposed Offering.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the Private Units, the $15 Private Warrants (and their underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover over-allotments at the Proposed Offering price.

The underwriter and the manager will be entitled to a underwriting discount equal to the lesser of (i) 750,000 (ii) an amount equal to $750,000 plus 1% of the gross proceeds from the sale of the Over-Allotment Units.

Financial Advisor

Upon closing of the Proposed Offering, the Company will pay $250,000 to the financial advisor.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock – The Company is authorized to issue 5,000,000 shares of common stock, par value $0.0001. There were 2,156,250 Founder Shares issued and outstanding as of June 30, 2024. The Founder Shares will be exchanged into shares of common stock prior to or at the completion of the Proposed Offering.

F-11

Rights – Public Rights will entitle the holder to receive one-twentieth common share per each Public Right. The Company will have 400,000 or (460,000 Public Rights if the underwriters’ over-allotment option is exercised in full).

Warrants   —

The $15 Private Warrants will entitle the holder to purchase one common share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. The Company will have 1,000,000 $15 Private Warrant outstanding at the close of proposed offering.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period , the $15 Private Warrants may expire worthless.

NOTE 8. SUBSEQUENT EVENTS

On August 22, 2024, we issued a dividend of approximately 0.07 founder shares for every issued and outstanding founder share resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares, an increase of 143,750 founder compared to initial founder shares issued.

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of FG Merger II Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of FG Merger II Corp. (“the Company”) as of December 31, 2023, and the related statement of operations, changes in stockholders’ equity (deficit), and cash flow for the period from September 20, 2023 (inception) to December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period from September 20, 2023 (inception) to December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has the Company has incurred and expects to continue to incur significant costs in pursuit of its Proposed Offering and Business Combination plans. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525 We have served as the Company’s auditor since 2023. Spokane, Washington
August 22, 2024

FG Merger II Corp.

Balance Sheet

December 31, 2023

ASSETS
Current assets
Cash	$56,248
Deferred offering costs	114,670
Total assets	$170,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,761
Accrued offering costs	20,939
Promissory note	125,000
Total liabilities	$147,700

Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 shares authorized; 2,156,250 issued and outstanding	$216
Additional paid in capital	$24,784
Accumulated deficit	(1,782)
Total stockholders’ equity	23,218
Total liabilities and stockholders’ equity	$170,918

The accompanying notes are an integral part of the financial statements

FG Merger II Corp.

Statement of Operations

For the period from September 20, 2023 (inception) to December 31, 2023

Formation costs	$1,645
General and administrative expenses	137
Net loss	$(1,782)

Weighted average common shares outstanding
Basic and diluted	2,156,250

Basic and diluted net loss per share	$(0.001)

The accompanying notes are an integral part of the financial statements.

FG Merger II Corp.

Statement of Changes in Stockholders’ Equity

For the period ended September 20, 2023 (inception) to December 31, 2023

	Common	Common	Additional		Total
	Stock	Stock	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at September 20, 2023 (inception)	-	$-	$-	$-	$-
Issuance of founder shares	2,156,250	$216	$24,784	$-	$25,000
Net loss	-	-	-	(1,782)	(1,782)
Balance at December 31, 2023	2,156,250	$216	$24,784	$(1,782)	$23,218

The accompanying notes are an integral part of the financial statements.

FG Merger II Corp.

Statement of Cash Flows

For the period ended September 20, 2023 (inception) to December 31, 2023

Cash flows from operating activities
Net loss	$(1,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Deferred offering cost	(114,670)
Deferred accrued offering cost	20,939
Accounts payable	1,761
Net cash provided by operating activities	$(93,752)

Cash flows from financing activities
Promissory note	125,000
Founder share issuance	25,000
Net cash provided by operating activities	150,000

Net increase in cash	$56,248
Cash at beginning of period	-
Cash at end of period	$56,248

Supplemental disclosure for non-cash financing activities
Accrual of offering costs	$114,670

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FG Merger II Corp. (the “Company”) is a blank check company incorporated in Nevada on September 20, 2023. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial services industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2023, the Company had not yet commenced any operations. All activity through December 31, 2023 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through i) the Proposed Offering of 8,000,000 units at $10.00 per unit (or 9,200,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3, ii) the sale of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, iii) the sale of 190,000 units at $10.00 per unit (the “Private Units”) in a private placement to the Company’s sponsor, FG Merger Investors II LLC (the “Sponsor”), directors, officers, and advisors that will close simultaneously with the Proposed Offering. Each Private Unit will consist of one common share and one right. right (“Private Unit Right”). Each whole Private Unit Right will entitle the holder to convert the right to one-twentieth share of common stock.

The Company intends to list the Units on the National Association of Securities Dealers Automated Quotations (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the $15 Private Warrants, and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the trust account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that $10.00 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets, after payment of the deferred underwriting fees, of at least $5,000,000 upon or immediately prior to such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated articles of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated articles of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor, officers, directors and advisors (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s amended and restated articles of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the amended and restated articles of incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, the Private Units and $15 (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have until 24 months from the closing of the Proposed Offering to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of funds withdrawn for working capital purposes (not to exceed $1,000,000 annually) andtaxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination period.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At December 31, 2023, the Company had $ 56,248 cash and a working capital surplus of $23,218 . The Company has incurred and expects to continue to incur significant costs in pursuit of its Proposed Offering and Business Combination plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3, as well as sale of $15 Private Warrants and Private Units as discussed above. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023.

Deferred offering costs

Deferred offering costs consist of legal, underwriter expenses and audit expense incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31,2023 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. Company’s year end is December 31 and no statutory tax deadline has yet occurred.

There was no provision for income taxes for the period from September 20, 2023 (inception) to December 31, 2023.

Net loss per share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Stockholders. The Company had 2,156,250 founder shares outstanding as of December 31, 2023.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature. The Company did not have any financial instruments as of December 31, 2023.

Recently issued accounting standard

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 8,000,000 Units (or 9,200,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one common share and one right to receive one-twentieth common share (“Public Right”).(see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor has committed to purchase an aggregate of 1,000,000 $15 Private Warrants at a price of $0.10 per $15 Private Warrant, 3, and 190,000 Private Units at a price of $10.00 per Private Unit, in each case, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The aggregate gross proceeds from the sale of $15 Private Warrants, and Private Units will be $2,000,000. If the Company does not complete a Business Combination within the Combination Period, the $15 Private Warrants and the Private Unit Warrants will expire worthless. The $15 Private Warrants will be non-redeemable for cash and exercisable on a cashless basis. Each $15 Private Warrant will entitle the holder to purchase one share of common stock at its respective exercise price. Each Private Right will entitle the holder to receive one-twentieth of common shares.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On October 6, 2023, the Company issued an aggregate of 2,156,250 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 Founder Shares to members of the Company's management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares The Founder Shares include an aggregate of up to [300,000] shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Offering and excluding the securities underlying the $15 Private Warrants, the Private Units).

The Initial Stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Public Shares for cash, securities or other property.

Promissory Notes

On October 6, 2023, the Company issued a Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. As of December 31, 2023, there was 125,000 outstanding under the Promissory Notes. The Promissory Notes are noninterest bearing and payable on the earlier of (i) the consummation of the Proposed Offering or (ii) the date on which the Company determines not to conduct the Proposed Offering.

Due to Sponsor

Included in the accrued offering cost on the Company’s balance sheet, $25,000 is due to Sponsor for expenses paid by the Sponsor on behalf of the Company.

Administrative Services Agreement

Upon closing of the Proposed Offering, the Company intends to enter into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor whereby the Sponsor will perform certain services for the Company for a monthly fee of $15,000.

Both executive officer and a director of the Company will serve as managers of the Sponsor at close of the Proposed Offering.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the Private Units, the $15 Private Warrants (and their underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover over-allotments at the Proposed Offering price.

The underwriter and the manager will be entitled to a underwriting discount equal to the lesser of (i) 750,000 (ii) an amount equal to $750,000 plus 1% of the gross proceeds from the sale of the Over-Allotment Units.

Financial Advisor

Upon closing of the Proposed Offering, the Company will pay $250,000 to the financial advisor.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock – The Company is authorized to issue 5,000,000 shares of common stock, par value $0.0001. There were 2,156,250 Founder Shares issued and outstanding as of December 31, 2023. The Founder Shares will be exchanged into shares of common stock prior to or at the completion of the Proposed Offering.

Rights – Public Rights will entitle the holder to receive one-twentieth common share per each Public Right. Company will have 400,000 or ( 460,000 Public Rights if the underwriters’ over-allotment option is exercised in full).

Warrants  –

The $15 Private Warrants will entitle the holder to purchase one common share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Company will have 1,000,000 $15 Private Warrant outstanding at the close of proposed offering.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period , the $15 Private Warrants may expire worthless.

NOTE 8. SUBSEQUENT EVENTS

On August 22, 2024, the Company issued a dividend of approximately 0.07 founder shares for every issued and outstanding founder share resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares, an increase of 143,750 founder compared to initial founder shares issued.

8,000,000 Units

FG Merger II Corp.

PRELIMINARY PROSPECTUS

ThinkEquity

                  , 2024

Through and including __, 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC expenses	15,000

FINRA expenses	15,000

Accounting fees and expenses	39,000

Printing and engraving expenses	30,000

Legal fees and expenses	200,000

Transfer Agent Fee	7,500

NASDAQ listing and filing fees	80,000

Director & Officers liability insurance premiums	312,000

Underwriter expenses	135,000

EarlyBirdCapital, Inc. advisory fee	250,000

Miscellaneous	25,000

Total	$1,108,500

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes, or “NRS,” allows us to indemnify any person made or threatened to be made a party to any action (except an action by or in our right, which is known as a “derivative action”), by reason of the fact that he or she is or was a director, officer, employee or agent of the company, or is or was serving at our request as a director, officer, employee or agent of another corporation, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she either (i) acted in a good faith manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, or (ii) is protected under the Nevada law that provides that directors and officers are not liable for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (a) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (b) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law. Under NRS 78.7502(2), a similar standard of care applies to derivative actions, with the exception of the standard applying to criminal actions. Under NRS 78.7502, decisions as to whether the payment of discretionary indemnification is proper are to be made by a majority vote of our stockholders, a quorum consisting of disinterested directors, by written opinion of independent legal counsel if such quorum of disinterested directors either cannot be obtained or can be obtained but requests such written opinion . NRS 78.751 requires us to indemnify directors, officers, employees and agents against expenses, including, without limitation, attorneys’ fees, actually and reasonably incurred by such person in defending an action to the extent they are successful on the merits. We may also pay expenses as they are incurred and in advance of a final disposition of the action if we receive an undertaking by such director or officer re repay the amount if it is determined by a court that such person was not entitled to be indemnified.

Our amended and restated articles of incorporation authorize us to indemnify and to advance expenses to each current, former or prospective director, officer, employee or agent of the Corporation to the fullest extent permitted by Sections 78.7502 and 78.751 of the NRS, or any successor provision of Nevada law allowing greater indemnification or advancement of expenses.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, will provide, among other things, that, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director or officer of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, against all liability and loss suffered and expenses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by him in connection with such proceeding.

We shall also pay the expenses (including, without limitation, attorneys' fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition of any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or, while a director or officer of our company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, to the fullest extent not prohibited by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

To the extent that a director, officer, or employee or agent of our company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The right to indemnification which will be conferred by our bylaws is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the NRS requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated articles of incorporation, bylaws or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated articles of incorporation and bylaws may have or hereafter acquire under law, our amended and restated articles of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated articles of incorporation or bylaws affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our bylaws will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated articles of incorporation and bylaws.

Our bylaws also provide for a right of an indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. In addition, our bylaws permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the NRS.

We will enter into indemnification agreements with each of our officers and directors a form of which is filed as an exhibit to this Registration Statement.

These agreements will require us to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On October 6, 2023, FG Merger Investors II LLC, our sponsor, purchased an aggregate of 2,156,250 shares of our common stock (the "founder shares"), in exchange for a capital contribution of $25,000 at an average purchase price of approximately $0.012 per share. On October 18, 2023, the sponsor transferred an aggregate of 465,000 founder shares to members of the Company's management,board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 founder shares. On [_], 2024, we issued a dividend of approximately 0.07 founder shares for every issued and outstanding founder share, or an aggregate of 143,750 founder shares (the “Dividend Shares”), resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares. On [_], 2024, our directors, officers and senior advisors transferred 31,000 Dividend Shares to the sponsor. On [_], 2024, the sponsor transferred an aggregate of 150,000 founder shares to officers of the Company, resulting in the Sponsor holding 1,685,000 founder shares. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 9,200,000 units if the underwriters’ over-allotment option is exercised in full and therefore that such founder shares would represent 20% of the outstanding shares after this offering (excluding the shares of common stock underlying the public rights, the Underwriter Units, the EarlyBird Units, the private units, the $15 Exercise Price Warrants and the units issuable upon conversion of any working capital loans). Up to 300,000 of these shares will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment is exercised.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering. The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase 1,000,000 $15 Exercise Price Warrants at $0.10 per warrant in a private placement occurring simultaneously with the closing of this offering. In addition, our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 190,000 private units, each unit consisting of one share of common stock and one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination. These purchases will take place on a private placement basis simultaneously with the closing of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Articles of Incorporation.
3.2*	Certificate of Correction to Articles on Incorporation.
3.3*	Certificate of Amendment to Articles of Incorporation.
3.4	Amended and Restated Articles of Incorporation.
3.5*	Bylaws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Rights Certificate.
4.4*	Form of Rights Agreement by and between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Loeb & Loeb LLP.
5.2	Opinion of Holland & Hart LLP.
10.1	Form of Letter Agreement among the Registrant, FG Merger Investors II LLC and each of the executive officers and directors of the Registrant.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement among the Registrant, FG Merger Investors II LLC, ThinkEquity LLC and the Holders signatory thereto.
10.4*	Form of $15 Exercise Price Warrants Purchase Agreement between the Registrant and FG Merger Investors II LLC.
10.5*	Form of Private Placement Units Purchase Agreement between the Registrant and FG Merger Investors II LLC.
10.6*	Form of Indemnity Agreement.
10.7*	Promissory Note issued to FG Merger Investors II LLC.
10.8*	Securities Subscription Agreement between the Registrant and FG Merger Investors II LLC.
10.9*	Form of Administrative Services Agreement between the Registrant and FG Merger Investors II LLC.
14*	Form of Code of Business Conduct and Ethics.
23.1	Consent of Fruci & Associates II, PLLC.
23.2	Consent of Loeb & Loeb LLP ( included on Exhibit 5.1).
23.3	Consent of Holland & Hart LLP (included in Exhibit 5.2).
24*	Power of Attorney (included on signature page to the Registration Statement filed on August 23, 2024).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Form of Nominating & Corporate Governance Committee Charter.
107*	Calculation Fee Table

* Previously filed.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on the 4th day of October, 2024.

FG Merger II Corp.

By:	/s/ Larry Swets, Jr.
Name:	Larry Swets, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Larry Swets, Jr.*	Chief Executive Officer	October 4, 2024
Larry Swets, Jr.	(Principal Executive Officer)

/s/ Hassan R. Baqar	Chief Financial Officer	October 4, 2024
Hassan R. Baqar	(Principal Financial and Accounting Officer)

/s/ D. Kyle Cerminara*	Chairman of the Board	October 4, 2024
D. Kyle Cerminara

/s/ Andrew B. McIntyre*	Director	October 4, 2024
Andrew B. McIntyre

/s/ Scott D. Wollney*	Director	October 4, 2024
Scott D. Wollney

/s/ Richard E. Govignon*	Director	October 4, 2024
Richard E. Govignon

•	*	By	/s/ Hassan R. Baqar
Hassan R. Baqar, Attorney-in-fact